As filed pursuant to Rule 424(b)(3)
                                             Under the Securities Act of 1933
                                             Registration No. 333-105678


                           PROXY STATEMENT/PROSPECTUS
                         PROPOSED PLAN OF SHARE EXCHANGE

     The Board of Directors of Elkhart Community Bank has approved a Plan of Share Exchange that contemplates the exchange of the shares of Elkhart common stock held by all shareholders other than Capitol Bancorp Limited. Capitol currently holds 50.9% of Elkhart's common stock. As a result of the exchange, Elkhart will become a wholly-owned subsidiary of Capitol.

     If the exchange is approved, each share of Elkhart common stock will be converted into the right to receive Capitol common stock according to a fixed exchange ratio. The exchange ratio is calculated by dividing $14.407544, the per share value of Elkhart common stock, by $20.916, the average closing prices of Capitol's common stock for the month ended March 31, 2003. At March 31, 2003, the book value per share of Elkhart common stock was $9.87, compared to share value of Elkhart of $14.407544 based on the proposed exchange. If the share exchange is approved, each shareholder of Elkhart would receive in the exchange ..688829 shares of Capitol common stock for each share of Elkhart common stock. The share value of Elkhart has been determined and offered by Capitol solely based on its arbitrary valuation for purposes of this proposed exchange.

     Capitol has made similar share exchanges with minority shareholders of some of its banks previously. It also has other similar share exchange proposals pending currently. In these share exchange proposals, including the proposed Elkhart share exchange, Capitol's proposal is based on some premium over the book value of the bank's common stock. However, the share values for the bank's common stock always are different and, as stated previously, Capitol's offer is based on its arbitrary valuation solely for purposes of the proposed exchange(s).

     Capitol estimates that Capitol will issue approximately 169,108 shares of Capitol common stock to Elkhart shareholders in the exchange, but could be more if any of Elkhart's stock options are exercised prior to the exchange. Those shares will represent less than 5% of the outstanding Capitol common stock after the exchange. Capitol's common stock currently trades on the New York Stock Exchange under the symbol "CBC".

     Elkhart's Board of Directors has scheduled a meeting of Elkhart shareholders to vote on the Plan of Share Exchange. The attached proxy statement/prospectus includes detailed information about the time, date and place of the shareholders' meeting.

     This document gives you detailed information about the meeting and the proposed exchange. You are encouraged to read this document carefully. IN PARTICULAR, YOU SHOULD READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 13 FOR A DESCRIPTION OF VARIOUS RISKS YOU SHOULD CONSIDER IN EVALUATING THE EXCHANGE OF YOUR ELKHART COMMON STOCK FOR CAPITOL'S COMMON STOCK.


--------------------------------------------------------------------------------
NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

     This proxy statement/prospectus is dated June 26, 2003, and is first being mailed to shareholders of Elkhart on or about July 2, 2003.

                      [This page intentionally left blank]

TABLE OF CONTENTS

ANSWERS TO FREQUENTLY ASKED QUESTIONS .....................................    5

SUMMARY ...................................................................    8
         Reasons for the Exchange .........................................    8

         The Annual Shareholders' Meeting .................................    8

         Recommendation to Shareholders ...................................    8
         Votes Required ...................................................    9
         Record Date; Voting Power ........................................    9
         What Shareholders will Receive in the Exchange ...................    9
         Accounting Treatment .............................................    9
         Tax Consequences of the Exchange to Elkhart Shareholders .........   10
         Dissenters' Rights ...............................................   10
         Opinion of Financial Advisor .....................................   10
         The Plan of Share Exchange .......................................   10
         Termination of the Exchange ......................................   10
         Your Rights as a Shareholder Will Change .........................   10

SELECTED CONSOLIDATED FINANCIAL DATA ......................................   11

RISK FACTORS ..............................................................   13

RECENT DEVELOPMENTS .......................................................   18

COMPARATIVE HISTORICAL, PRO FORMA AND PRO FORMA EQUIVALENT
    PER SHARE INFORMATION .................................................   19

CAPITALIZATION ............................................................   20

DIVIDENDS AND MARKET FOR COMMON STOCK .....................................   22

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS .................   23

INFORMATION ABOUT CAPITOL .................................................   24

INFORMATION ABOUT ELKHART .................................................   24

THE ELECTION OF DIRECTORS .................................................   25

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION ..............................   26

THE EXCHANGE ..............................................................   29
         General ..........................................................   29
         Background of the Exchange .......................................   29
         Elkhart's Reasons for the Exchange ...............................   30
         Capitol's Reasons for the Exchange ...............................   30
         Terms of Exchange ................................................   30
         Elkhart Board Recommendation .....................................   30
         Accounting Treatment .............................................   31
         Pro Forma Data ...................................................   31
         Material Federal Income Tax Consequences .........................   31
         Regulatory Matters ...............................................   33
         Dissenters' Rights ...............................................   33
         Federal Securities Laws Consequences; Stock Transfer Restrictions    34

OPINION OF FINANCIAL ADVISOR ..............................................   35

THE CLOSING ...............................................................   38
         Effective Time ...................................................   38
         Shares Held by Capitol ...........................................   38
         Procedures for Surrender of Certificates; Fractional Shares ......   38
         Fees and Expenses ................................................   39
         Stock Market Listing .............................................   39
         Amendment and Termination ........................................   39

THE SHAREHOLDERS' MEETING .................................................   40
         Date, Time and Place .............................................   40
         Matters to be Considered at the Shareholders' Meeting ............   40
         Record Date; Stock Entitled to Vote; Quorum ......................   40
         Votes Required ...................................................   40
         Share Ownership of Management ....................................   40
         Voting of Proxies ................................................   41
         General Information ..............................................   41
         Solicitation of Proxies; Expenses ................................   41

COMPARISON OF SHAREHOLDER RIGHTS ..........................................   42

DESCRIPTION OF CAPITAL STOCK OF CAPITOL ...................................   43
         Rights of Common Stock ...........................................   43
         Shares Available for Issuance ....................................   43
         Capitol's Preferred Securities ...................................   44
         Anti-Takeover Provisions .........................................   44

WHERE YOU CAN FIND MORE INFORMATION .......................................   46

LEGAL MATTERS .............................................................   47

EXPERTS ...................................................................   47

LIST OF ANNEXES

         ANNEX A   Plan of Share Exchange..................................  A-1
         ANNEX B   Opinion of Financial Advisor............................  B-1
         ANNEX C   Tax Opinion of Miller, Canfield, Paddock and Stone, PLC.  C-1
         ANNEX D   Financial Information Regarding Elkhart Community Bank..  D-1
         ANNEX E   Financial and Other Information Regarding Capitol
                     Bancorp Ltd...........................................  E-1
         ANNEX F   Excerpts of Indiana Code Regarding Dissenters' Rights...  F-1

                                   ANSWERS TO
                           FREQUENTLY ASKED QUESTIONS

Q:   Why am I receiving these materials?

A: Elkhart's Board of Directors has approved the exchange of the 49.1% of Elkhart's common stock not owned by Capitol for shares of common stock of Capitol. The exchange requires the approval of Elkhart's shareholders. Elkhart is sending you these materials to help you decide whether to approve the exchange.

Q:   What will I receive in the exchange?

A: You will receive shares of Capitol common stock, which are publicly traded currently on the New York Stock Exchange under the symbol "CBC". If the exchange is approved, you would receive .688829 shares of Capitol common stock for each share of Elkhart common stock you own. Any fractional shares will be paid in cash.

Q:   What do I need to do now?

A: After you have carefully read this document, indicate on the enclosed proxy card how you want to vote. Sign and mail the proxy card in the enclosed prepaid return envelope as soon as possible. You should indicate your vote now even if you expect to attend the shareholders' meeting and vote in person. Indicating your vote now will not prevent you from later canceling or revoking your proxy right up to the day of the shareholders' meeting and will ensure that your shares are voted if you later find you cannot attend the shareholders' meeting.

Q:   What do I do if I want to change my vote?

A:   You may change your vote:

     . by sending a written notice to the President of Elkhart prior to the shareholders' meeting stating that you would like to revoke your proxy;

     . by signing a later-dated proxy card and returning it by mail prior to the shareholders' meeting, no later than July 15, 2003; or

     .    by attending the shareholders' meeting and voting in person.

Q:   What vote is required to approve the exchange?

A: In order to complete the exchange, holders of a majority of the shares of Elkhart common stock (other than Capitol) must approve the Plan of Share Exchange. If you do not vote your Elkhart shares, the effect will be a vote against the Plan of Share Exchange.

Q:   Should I send in my stock certificates at this time?

A: No. After the exchange is approved, Capitol or Capitol's stock transfer agent will send Elkhart shareholders written instructions for exchanging their stock certificates.

Q:   When do you expect to complete the exchange?

A: As quickly as possible after July 24, 2003. Approval by Elkhart's shareholders at the shareholders' meeting must be obtained first. It is anticipated the exchange will be completed by August 31, 2003.

Q:   Where can I find more information about Capitol?

A: This document incorporates important business and financial information about Capitol from documents filed with the SEC that have not been delivered or included with this document. This information is available to you without charge upon written or oral request. You can obtain the documents incorporated by reference in this proxy statement/prospectus through the Securities and Exchange Commission website at WWW.SEC.GOV or by requesting them in writing or by telephone from Capitol at the following address:

                    Capitol Bancorp Limited
                    Capitol Bancorp Center
                    200 Washington Square North, Fourth Floor
                    Lansing, Michigan 48933
                    Attention:  General Counsel
                    Telephone Number: (517) 487-6555


     IN ORDER TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE SHAREHOLDERS' MEETING, YOU SHOULD MAKE YOUR REQUEST NO LATER THAN JULY 15, 2003.

     For more information on the matters incorporated by reference in this document, see "Where You Can Find More Information".

                         WHO CAN ANSWER YOUR QUESTIONS?

             If you have additional questions, you should contact:


                             Elkhart Community Bank
                             303 South Third Street
                             Elkhart, Indiana 46516
                                 (574) 295-9600
                           Attention: Steven L. Brown
                                    President

                                       or

                             Capitol Bancorp Limited
                             Capitol Bancorp Center
                    200 Washington Square North, Fourth Floor
                             Lansing, Michigan 48933
                                 (517) 487-6555
                           Attention: Brian K. English
                                 General Counsel


                   If you would like additional copies of this
                 proxy statement/prospectus you should contact:
           Capitol Bancorp Ltd. at the above address and phone number.

                                     SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY
STATEMENT/PROSPECTUS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. TO UNDERSTAND THE PROPOSED EXCHANGE FULLY AND THE CONSEQUENCES TO YOU, YOU SHOULD READ CAREFULLY THE ENTIRE PROXY STATEMENT/PROSPECTUS AND THE DOCUMENTS REFERRED TO IN THIS DOCUMENT. SEE "WHERE YOU CAN FIND MORE INFORMATION".

     Capitol Bancorp Limited is a bank holding company with headquarters located at the Capitol Bancorp Center, 200 Washington Square North, Fourth Floor, Lansing, Michigan 48933. Capitol's telephone number is (517) 487-6555. Additionally, Capitol has its Western Region headquarters located at 2777 East Camelback Road, Suite 375, Phoenix, Arizona 85016. Capitol's telephone number at its Western Region headquarters is (602) 955-6100.

     Capitol is a uniquely structured affiliation of community banks. It currently has 29 wholly or majority-owned bank subsidiaries, including Elkhart Community Bank. Each bank is viewed by management as being a separate business from the perspective of monitoring performance and allocation of financial resources. Capitol uses a unique strategy of bank ownership and development through a tiered structure.

     Capitol's operating strategy is to provide transactional, processing and administrative support and mentoring to aid in the effective growth and development of its banks. It provides access to support services and management with significant experience in community banking. These administrative and operational support services do not require a direct interface with the bank customer and therefore can be consolidated more efficiently without affecting the bank customer relationship. Subsidiary banks have full decision-making authority in structuring and approving loans and in the delivery and pricing of other banking services.

     Elkhart Community Bank is a commercial bank with its headquarters at 303 South Third Street, Elkhart, Indiana 46516. Elkhart's telephone number is (574) 295-9600.

     Elkhart has been, since it commenced business, an affiliate and controlled subsidiary of Capitol. Elkhart commenced the business of banking on September 9, 1999. Elkhart offers a full range of commercial banking services. For periods from its inception to September 30, 2002, Elkhart was a majority-owned subsidiary of Indiana Community Bancorp Limited. Indiana was previously a 52% owned subsidiary of Capitol Bancorp Limited. Effective September 30, 2002, Indiana became a wholly-owned subsidiary of Capitol as of the result of a share exchange transaction and was merged into Capitol.

REASONS FOR THE EXCHANGE (PAGE 30)

     It is believed that the exchange will provide you with greater liquidity and flexibility because Capitol's common stock is publicly traded. The exchange will also provide you with greater diversification, since Capitol is active in more than one geographic area and across a broader customer base.

THE SHAREHOLDERS' MEETING (PAGE 40)


     The meeting of Elkhart shareholders will be held on July 24, 2003 at 11:15 a.m., local time, at Elkhart Community Bank at 303 South Third Street, Elkhart, Indiana 46516. At the shareholders' meeting, you will elect Elkhart's Board of Directors and be asked to approve the Plan of Share Exchange.


RECOMMENDATION TO SHAREHOLDERS (PAGE 30)

     The Elkhart board believes that the exchange is fair to you and in the best interests of both you and Elkhart and recommends that you vote FOR approval of the share exchange.

VOTES REQUIRED (PAGE 40)


     Approval of the Plan of Share Exchange requires the favorable vote of a majority of the outstanding shares of Elkhart common stock excluding the shares held by Capitol. This is more than the vote required by law, but Elkhart's board has set the vote requirement to be sure the exchange is what you, the shareholders of Elkhart, want. Capitol holds 50.9% of the outstanding shares of Elkhart common stock. Elkhart's Board of Directors and officers hold 3.55% of the outstanding shares of Elkhart common stock, or 7.23% of all shares not held by Capitol. The majority of the Board of Directors have agreed to vote their shares FOR approval of the Plan of Share Exchange.


RECORD DATE; VOTING POWER (PAGE 40)

     Elkhart shareholders may vote at the shareholders' meeting if they owned shares of common stock at the close of business on May 15, 2003. At the close of business on March 31, 2003, 245,500 shares of Elkhart common stock were outstanding (excluding shares held by Capitol). For each share of Elkhart common stock that you owned as of the close of business on that date, you will have one vote in the vote of common shareholders at the shareholders' meeting on the proposal to approve the Plan of Share Exchange.

WHAT SHAREHOLDERS WILL RECEIVE IN THE EXCHANGE (PAGE 30)

     In the exchange, each outstanding share of Elkhart common stock will be automatically converted into the right to receive Capitol common stock, according to an "exchange ratio". The exchange ratio is fixed, and if the exchange is approved, each shareholder of Elkhart would receive in the exchange ..688829 shares of Capitol common stock for each share of Elkhart common stock. The exchange ratio is determined by dividing the Elkhart Share Value by the Capitol Share Value, where:

          ELKHART SHARE VALUE. The value of each share of Elkhart common stock shall be $14.407544.

          CAPITOL SHARE VALUE. The share value of each share of Capitol common stock shall be $20.916, the average of the closing prices of Capitol common stock for the month ended March 31, 2003, as reported by the Nasdaq Stock Market, Inc.

     The Elkhart Share Value of $14.407544 compares to the book value per Elkhart share of $9.87 as of March 31, 2003. Based on the fixed exchange ratio, and if the exchange is approved, each shareholder would receive .688829 shares of Capitol common stock for each share of Elkhart common stock.

     Each Elkhart shareholder (except Capitol) will receive shares of Capitol common stock in exchange for his, her or their Elkhart common stock calculated by multiplying the number of shares of Elkhart common stock held by the shareholder by the exchange ratio. Any fractional shares will be paid in cash.

ACCOUNTING TREATMENT (PAGE 31)

     Capitol's acquisition of the minority interest of Elkhart will be accounted for under the purchase method of accounting. After the exchange, all of Elkhart's results from operations will be included in Capitol's income statement, as opposed to only a portion, which is currently reported.

TAX CONSEQUENCES OF THE EXCHANGE TO ELKHART SHAREHOLDERS (PAGE 31)

     Capitol's tax counsel has rendered its opinion that the exchange should be treated as a reorganization for United States federal income tax purposes. Accordingly, Elkhart shareholders generally will not recognize any gain or loss for United States federal income tax purposes on the exchange of their Elkhart shares for shares of Capitol's common stock in the exchange, except for any gain or loss recognized in connection with the receipt of cash instead of a fractional share of Capitol's common stock. Tax counsel's opinion is attached as Annex C to this proxy statement/prospectus. Tax counsel's opinion is subject to certain assumptions which may limit its application in particular instances.

     Tax matters are very complicated, and the tax consequences of the exchange to each Elkhart shareholder will depend on the facts of that shareholder's situation. You are urged to consult your tax advisor for a full understanding of the tax consequences of the exchange to you.

DISSENTERS' RIGHTS (PAGE 33)

     Under Indiana law, shareholders of Elkhart are entitled to dissent from and obtain fair value for their shares in connection with the Plan of Share Exchange.

OPINION OF FINANCIAL ADVISOR (PAGE 35)

     Elkhart retained JMP Financial, Inc. as its financial advisor and agent in connection with the exchange to render a financial fairness opinion to the Elkhart shareholders.

     In deciding to approve the exchange, the Elkhart board considered this opinion, which stated that as of its date and subject to the considerations described in it, the consideration to be received in the exchange by holders of Elkhart common stock is fair from a financial point of view. The opinion is attached as Annex B to this proxy statement/prospectus.

THE PLAN OF SHARE EXCHANGE (PAGE 29)

     The Plan of Share Exchange is attached as Annex A to this proxy statement/prospectus. You are encouraged to read the Plan of Share Exchange because it is the legal document that governs the exchange.

TERMINATION OF THE EXCHANGE (PAGE 39)

     Elkhart and Capitol can jointly agree to terminate the plan of exchange at any time without completing the exchange.

     Elkhart can terminate the exchange if a majority of Elkhart's shareholders (other than Capitol) fail to approve the exchange at the shareholders' meeting; or a governmental authority prohibits the exchange.

YOUR RIGHTS AS A SHAREHOLDER WILL CHANGE (PAGE 42)

     Your rights as a Elkhart shareholder are determined by Elkhart's banking law and by Elkhart's articles of incorporation and by-laws. When the exchange is completed, your rights as a Capitol stockholder will be determined by Michigan law relating to business corporations (not the banking law) and by Capitol's articles of incorporation and by-laws. See "Comparison of Shareholders Rights".

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The consolidated financial data below summarizes historical consolidated financial information for the periods indicated and should be read in conjunction with the financial statements and other information included in Capitol's Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated herein by reference. The consolidated financial data below for the interim periods indicated has been derived from, and should be read in conjunction with, Capitol's Quarterly Report on Form 10-Q for the period ended March 31, 2003, which is incorporated herein by reference. See "Where You Can Find More Information". The interim results include all adjustments of a normal recurring nature that are, in the opinion of management, considered necessary for a fair presentation. Interim results for the three months ended March 31, 2003 are not necessarily indicative of results which may be expected in future periods, including the year ending December 31, 2003. BECAUSE OF THE NUMBER OF BANKS ADDED THROUGHOUT THE PERIOD OF CAPITOL'S EXISTENCE, AND BECAUSE OF THE DIFFERING OWNERSHIP PERCENTAGE OF BANKS INCLUDED IN THE CONSOLIDATED AMOUNTS, HISTORICAL OPERATING RESULTS ARE OF LIMITED RELEVANCE IN COMPARING FINANCIAL PERFORMANCE AND PREDICTING CAPITOL'S FUTURE OPERATING RESULTS.

     Capitol's consolidated balance sheets as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended December 31, 2002, 2001 and 2000 are incorporated herein by reference. The selected financial data provided below as of March 31, 2003 and for the three months ended March 31, 2003 and 2002 have been derived from Capitol's consolidated financial statements which are incorporated herein by reference. Selected balance sheet data as of March 31, 2002 and December 31, 2000, 1999 and 1998 and results of operations data for the years ended December 31, 1999 and 1998 were derived from consolidated financial statements which are not incorporated in this proxy statement/prospectus.

     Under current accounting rules, entities which are more than 50% owned by another are consolidated or combined for financial reporting purposes. This means that all of the assets and liabilities of subsidiaries (including Elkhart) are included in Capitol's consolidated balance sheet. Capitol's consolidated net income, however, only includes its subsidiaries' (including Elkhart) net income or net loss to the extent of its ownership percentage. This means that when a newly formed bank incurs early start-up losses, Capitol will only reflect that loss based on its ownership percentage. Conversely, when banks generate income, Capitol will only reflect that income based on its ownership percentage.

                                                                            CAPITOL BANCORP LIMITED
                                           ----------------------------------------------------------------------------------------
                                                   AS OF AND FOR THE
                                                   THREE MONTHS ENDED                            AS OF AND FOR THE
                                                         MARCH 31                             YEARS ENDED DECEMBER 31
                                           ------------------------------------   -------------------------------------------------
                                              2003         2002         2002         2001         2000         1999         1998
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                           (DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED RESULTS OF OPERATIONS DATA:
   Interest income                         $   39,986   $   37,255   $  156,454   $  153,797   $  132,311   $   93,602   $   69,668
   Interest expense                            12,999       14,432       55,860       73,292       65,912       46,237       36,670
   Net interest income                         26,987       22,823      100,594       80,505       66,399       47,365       32,998
   Provision for loan losses                    1,890        2,090       12,676        8,167        7,216        4,710        3,523
   Net interest income after provision
       for loan losses                         25,097       20,733       87,918       72,338       59,183       42,655       29,475
   Noninterest income                           4,529        2,798       14,982        9,585        6,137        4,714        3,558
   Noninterest expense                         21,156       18,793       77,151       64,136       52,846       40,257       26,325
   Income before income tax expense,
       minority interest and cumulative
       effect of change in accounting
       principle                                8,470        4,738       25,749       17,787       12,474        7,112        6,708
   Income tax expense                           2,944        1,543        8,701        5,824        4,289        3,213        2,584
   Income before minority interest and
       cumulative effect of change in
       accounting principle                     5,526        3,195       17,048       11,963        8,185        3,899        4,124
   Minority interest in net losses
       (income) of consolidated
       subsidiaries                              (213)        (151)        (395)      (1,245)        (150)       1,707          504
   Income before cumulative effect
       of change in accounting
       principle                                5,313        3,044       16,653       10,718        8,035        5,606        4,628
   Cumulative effect of change in
       accounting principle (1)                  (197)
   Net income                                   5,313        3,044       16,653       10,718        8,035        5,409        4,628

                                                                            CAPITOL BANCORP LIMITED
                                           ----------------------------------------------------------------------------------------
                                                   AS OF AND FOR THE
                                                   THREE MONTHS ENDED                            AS OF AND FOR THE
                                                         MARCH 31                             YEARS ENDED DECEMBER 31
                                           ------------------------------------   -------------------------------------------------
                                              2003         2002         2002         2001         2000         1999         1998
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                           (DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
PER SHARE DATA:
   Net income per common share:
     Before cumulative effect of
        change in accounting
        principle (1):
     Basic                                 $     0.45   $     0.39   $     1.64   $     1.38   $     1.14   $     0.87   $     0.74
     Diluted                                     0.44         0.38         1.57         1.35         1.13         0.86         0.72
     After cumulative effect of
        change in accounting
        principle (1):
     Basic                                       0.45         0.39         1.64         1.38         1.14         0.84         0.74
     Diluted                                     0.44         0.38         1.57         1.35         1.13         0.83         0.72
   Cash dividends declared                       0.12         0.10         0.44         0.40         0.36         0.36         0.33
   Book value                                   14.01        11.88        13.72        10.24         9.18         8.08         7.77
   Pro forma equivalent book value (2)          14.11          N/A          TBD          N/A          N/A          N/A          N/A
   Dividend payout ratio                        26.67%       25.64%       26.83%       28.99%       31.58%       42.86%       43.63%
   Weighted average number of
     common shares outstanding                 11,698        7,901       10,139        7,784        7,065        6,455        6,284

SELECTED BALANCE SHEET DATA:
   Total assets                            $2,540,289   $2,174,334   $2,409,288   $2,044,006   $1,630,076   $1,305,987   $1,024,444
   Investment securities                       40,517       44,144       34,139       43,687       68,926      107,145       86,464
   Portfolio loans                          2,052,157    1,794,207    1,991,372    1,734,589    1,355,798    1,049,204      724,280
   Allowance for loan losses                  (30,034)     (24,744)     (28,953)     (23,238)     (17,449)     (12,639)      (8,817)
   Deposits                                 2,181,440    1,853,343    2,062,072    1,740,385    1,400,899    1,112,793      890,890
   Debt obligations                            84,348       89,361       93,398       89,911       58,150       47,400       23,600
   Minority interests in
      consolidated subsidiaries                31,808       40,320       28,016       70,673       62,575       54,593       27,576
   Trust preferred securities                  61,299       48,636       51,583       48,621       24,327       24,291       24,255
   Stockholders' equity                       164,471      126,364      160,037       80,172       70,404       54,668       49,292

PERFORMANCE RATIOS: (3)
   Return on average equity                     13.09%       14.80%       13.33%       15.22%       13.78%       10.66%       10.19%
   Return on average assets                      0.87%        0.58%        0.75%        0.58%        0.55%        0.47%        0.55%
   Net interest margin (fully taxable
      equivalent)                                4.76%        4.69%        4.80%        4.60%        4.80%        4.44%        4.15%
   Efficiency ratio (4)                         67.13%       73.35%       66.75%       71.19%       72.85%       77.30%       70.63%

ASSET QUALITY:
   Non-performing loans (5)                $   25,981   $   22,304   $   22,890   $   17,238   $    6,757   $    4,124   $    7,242
   Allowance for loan losses to
      non-performing loans                     115.60%      110.94%      126.49%      134.81%      258.24%      306.47%      121.75%
   Allowance for loan losses to
      portfolio loans                            1.46%        1.38%        1.45%        1.34%        1.29%        1.20%        1.22%
   Non-performing loans to total
      portfolio loans                            1.27%        1.24%        1.15%        0.99%        0.50%        0.39%        1.00%
   Net loan losses to average
      portfolio loans                            0.16%        0.13%        0.37%        0.15%        0.20%        0.10%        0.15%

CAPITAL RATIOS:
   Average equity to average assets              6.64%        3.84%        5.59%        3.78%        4.26%        4.46%        5.36%
   Tier 1 risk-based capital ratio              10.68%       10.74%       10.52%       10.54%       11.10%       10.78%       13.42%
   Total risk-based capital ratio               12.12%       11.99%       11.77%       11.85%       12.35%       11.62%       14.60%
   Leverage ratio                                6.47%        5.81%        6.64%        3.92%        4.32%        4.35%        4.88%

----------
(1) Accounting change relates to new accounting standard which required write-off of previously capitalized start-up costs as of January 1, 1999.
(2) Based on the exchange ratio of .688829 shares of Capitol for each share of Elkhart. Excludes the pro forma effect of other share exchange transactions or proposals of Capitol (see "Recent Developments").
(3)  These ratios are annualized for the periods indicated.
(4) Efficiency ratio is computed by dividing noninterest expense by the sum of net interest income and noninterest income.
(5) Nonperforming loans consist of loans on nonaccrual status and loans more than 90 days delinquent.

                                  RISK FACTORS

     THE SHARES OF COMMON STOCK THAT ARE BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

     INVESTING IN CAPITOL'S COMMON STOCK WILL PROVIDE YOU WITH AN EQUITY OWNERSHIP INTEREST IN CAPITOL. AS A CAPITOL SHAREHOLDER, YOUR INVESTMENT MAY BE IMPACTED BY RISKS INHERENT IN ITS BUSINESS. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, AS WELL AS OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE DECIDING TO VOTE TO EXCHANGE YOUR ELKHART COMMON STOCK FOR CAPITOL'S COMMON STOCK.

     THIS PROXY STATEMENT/PROSPECTUS ALSO CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THESE STATEMENTS RELATE TO CAPITOL'S FUTURE PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. THESE STATEMENTS MAY BE IDENTIFIED BY THE USE OF WORDS SUCH AS "BELIEVES," "EXPECTS," "MAY," "WILL," "SHOULD," "SEEKS," "PRO FORMA," "ANTICIPATES," AND SIMILAR EXPRESSIONS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED IN THESE STATEMENTS. FACTORS THAT COULD CONTRIBUTE TO THESE DIFFERENCES INCLUDE THOSE DISCUSSED BELOW AND ELSEWHERE IN THIS PROSPECTUS.

INHERENT CONFLICTS OF INTEREST IN THE PROPOSED SHARE EXCHANGE.

     Elkhart is already a majority-owned and controlled subsidiary of Capitol. By virtue of the existing relationship between Elkhart and Capitol, the proposed share exchange presents inherent conflicts of interest. For example, no other share exchanges are being considered and, if there were any, Capitol would likely vote its Elkhart shares against any other share exchange proposals. Capitol's proposal to value Elkhart shares at $14.407544 in the proposed share exchange is based solely on its judgment in making such proposal. Accordingly, the Elkhart Share Value and related exchange ratio have not been determined absent the inherent conflicts of interest between Capitol and Elkhart. It is unknown what exchange ratio or Elkhart Share Value, if any, that might be negotiated between Elkhart and unaffiliated entities.

NEWLY FORMED BANKS ARE LIKELY TO INCUR SIGNIFICANT OPERATING LOSSES THAT COULD NEGATIVELY AFFECT THE AVAILABILITY OF EARNINGS TO SUPPORT FUTURE GROWTH.

     Several of Capitol's bank subsidiaries are less than three years old and Capitol's oldest bank is twenty years old. Newly formed banks are expected to incur operating losses in their early periods of operation because of an inability to generate sufficient net interest income to cover operating costs. Newly formed banks may never become profitable. Current accounting rules require immediate write-off, rather than capitalization, of start-up costs and, as a result, future newly formed banks are expected to report larger early period operating losses. Those operating losses can be significant and can occur for longer periods than planned depending upon the ability to control operating expenses and generate net interest income, which could affect the availability of earnings retained to support future growth.

IF CAPITOL IS UNABLE TO MANAGE ITS GROWTH, ITS ABILITY TO PROVIDE QUALITY SERVICES TO CUSTOMERS COULD BE IMPAIRED AND CAUSE ITS CUSTOMER AND EMPLOYEE RELATIONS TO SUFFER.

     Capitol has rapidly and significantly expanded its operations and anticipates that further expansion will be required to realize its growth strategy. Capitol's rapid growth has placed significant demands on its management and other resources which, given its expected future growth rate, are likely to continue. To manage future growth, Capitol will need to attract, hire and retain highly skilled and motivated officers and employees and improve existing systems and/or implement new systems for:

     -    transaction processing;

     -    operational and financial management; and

     -    training, integrating and managing Capitol's growing employee base.

FAVORABLE ENVIRONMENT FOR FORMATION OF NEW BANKS COULD CHANGE ADVERSELY, WHICH COULD SEVERELY LIMIT CAPITOL'S EXPANSION OPPORTUNITIES.

     Capitol's growth strategy includes the addition of new banks. Thus far, Capitol has experienced favorable business conditions for the formation of its small, community and customer-focused banks. Those favorable conditions could change suddenly or over an extended period of time. A change in the availability of financial capital, human resources or general economic conditions could eliminate or severely limit expansion opportunities. To the extent Capitol is unable to effectively attract personnel and deploy its capital in new or existing banks, this could adversely affect future asset growth, earnings and the value of Capitol's common stock.

CAPITOL'S BANK'S SMALL SIZE MAY MAKE IT DIFFICULT TO COMPETE WITH LARGER INSTITUTIONS BECAUSE CAPITOL IS NOT ABLE TO COMPETE WITH LARGE BANKS IN THE OFFERING OF SIGNIFICANTLY LARGER LOANS.

     Capitol endeavors to capitalize its newly formed banks with the lowest dollar amount permitted by regulatory agencies. As a result, the legal lending limits of Capitol's banks severely constrain the size of loans that those banks can make. In addition, many of the banks' competitors have significantly larger capitalization and, hence, an ability to make significantly larger loans. The inability to offer larger loans limits the revenues that can be earned from interest amounts charged on larger loan balances.

     Capitol's banks are intended to be small in size. They each generally operate from single locations. They are very small relative to the dynamic markets in which they operate. Each of those markets has a variety of large and small competitors that have resources far beyond those of Capitol's banks. While it is the intention of Capitol's banks to operate as niche players within their geographic markets, their continued existence is dependent upon being able to attract and retain loan customers in those large markets that are dominated by substantially larger regulated and unregulated financial institutions.

IF CAPITOL CANNOT RECRUIT ADDITIONAL HIGHLY QUALIFIED PERSONNEL, CAPITOL'S CUSTOMER SERVICE COULD SUFFER, CAUSING ITS CUSTOMER BASE TO DECLINE.

     Capitol's strategy is also dependent upon its continuing ability to attract and retain other highly qualified personnel. Competition for such employees among financial institutions is intense. Availability of personnel with appropriate community banking experience varies. If Capitol does not succeed in attracting new employees or retaining and motivating current and future employees, Capitol's business could suffer significantly.

CAPITOL AND ITS BANKS OPERATE IN AN ENVIRONMENT HIGHLY REGULATED BY STATE AND FEDERAL GOVERNMENT; CHANGES IN FEDERAL AND STATE BANKING LAWS AND REGULATIONS COULD HAVE A NEGATIVE IMPACT ON CAPITOL'S BUSINESS.

     As a bank holding company, Capitol is regulated primarily by the Federal Reserve Board. Capitol's current bank affiliates are regulated primarily by the state banking regulators and the FDIC and, in the case of one national bank, the Office of the Comptroller of the Currency (OCC).

     Federal and the various state laws and regulations govern numerous aspects of the banks' operations, including:

     -    adequate capital and financial condition;

     -    permissible types and amounts of extensions of credit and investments;

     -    permissible nonbanking activities; and

     -    restrictions on dividend payments.

     Federal and state regulatory agencies have extensive discretion and power to prevent or remedy unsafe or unsound practices or violations of law by banks and bank holding companies. Capitol and its banks also undergo periodic examinations by one or more regulatory agencies. Following such examinations, Capitol may be required, among other things, to change its asset valuations or the amounts of required loan loss allowances or to restrict its operations. Those actions would result from the regulators' judgments based on information available to them at the time of their examination.

     The banks' operations are required to follow a wide variety of state and federal consumer protection and similar statutes and regulations. Federal and state regulatory restrictions limit the manner in which Capitol and its banks may conduct business and obtain financing. Those laws and regulations can and do change significantly from time to time, and any such change could adversely affect Capitol.

REGULATORY ACTION COULD SEVERELY LIMIT FUTURE EXPANSION PLANS.

     To carry out some of its expansion plans, Capitol is required to obtain permission from the Federal Reserve Board. Applications for the formation of new banks are submitted to the state and federal bank regulatory agencies for their approval.

     While Capitol's prior experience with the regulatory application process has been favorable, the future climate for regulatory approval is impossible to predict. Regulatory agencies could prohibit or otherwise significantly restrict the expansion plans of Capitol, its current bank subsidiaries and future new start-up banks.

THE BANKS' ALLOWANCES FOR LOAN LOSSES MAY PROVE INADEQUATE TO ABSORB ACTUAL LOAN LOSSES, WHICH MAY ADVERSELY IMPACT NET INCOME OR INCREASE OPERATING LOSSES.

     Capitol believes that its consolidated allowance for loan losses is maintained at a level adequate to absorb any inherent losses in the loan portfolios at the balance sheet date. Management's estimates are used to determine the allowance and are based on historical loan loss experience, specific problem loans, value of underlying collateral and other relevant factors. These estimates are subjective and their accuracy depends on the outcome of future events. Actual losses may differ from current estimates. Depending on changes in economic, operating and other conditions, including changes in interest rates, that are generally beyond Capitol's control, actual loan losses could increase significantly. As a result, such losses could exceed current allowance estimates. No assurance can be provided that the allowance will be sufficient to cover actual future loan losses should such losses be realized.

     Loan loss experience, which is helpful in estimating the requirements for the allowance for loan losses at any given balance sheet date, has been minimal at many of Capitol's banks. Because many of Capitol's banks are young, they do not have seasoned loan portfolios, and it is likely that the ratio of the allowance for loan losses to total loans may need to be increased in future periods as the loan portfolios become more mature and loss experience evolves. If it becomes necessary to increase the ratio of the allowance for loan losses to total loans, such increases would be accomplished through higher provisions for loan losses, which may adversely impact net income or increase operating losses.


     Widespread media reports of concerns about the health of the domestic economy have continued in 2003. Capitol's loan losses in 2002 increased. Further, nonperforming loans have increased and it is anticipated that levels of nonperforming loans and related loan losses may increase as economic conditions, locally and nationally, evolve.


     In addition, bank regulatory agencies, as an integral part of their supervisory functions, periodically review the adequacy of the allowance for loan losses. Regulatory agencies may require Capitol or its banks to increase their provision for loan losses or to recognize further loan charge-offs based upon judgments different from those of management. Any increase in the allowance required by regulatory agencies could have a negative impact on Capitol's operating results.

CAPITOL'S COMMERCIAL LOAN CONCENTRATION TO SMALL BUSINESSES INCREASES THE RISK OF DEFAULTS BY BORROWERS AND SUBSTANTIAL CREDIT LOSSES COULD RESULT, CAUSING SHAREHOLDERS TO LOSE THEIR INVESTMENT IN CAPITOL'S COMMON STOCK.

     Capitol's banks make various types of loans, including commercial, consumer, residential mortgage and construction loans. Capitol's strategy emphasizes lending to small businesses and other commercial enterprises. Loans to small and medium-sized businesses are generally riskier than single-family mortgage loans. Typically, the success of a small or medium-sized business depends on the management talents and efforts of one or two persons or a small group of persons, and the death, disability or resignation of one or more of these persons could have a material adverse impact on the business. In addition, small and medium-sized businesses frequently have smaller market shares than their competition, may be more vulnerable to economic downturns, often need substantial additional capital to expand or compete and may experience substantial variations in operating results, any of which may impair a borrower's ability to repay a loan. Substantial credit losses could result, causing shareholders to lose their entire investment in Capitol's common stock.

THE OPEN MARKET COMMITTEE OF THE FEDERAL RESERVE BOARD (FRBOMC) HAS TAKEN UNPRECEDENTED ACTIONS TO SIGNIFICANTLY REDUCE INTEREST RATES AND DECREASES IN INTEREST RATES MAY ADVERSELY AFFECT CAPITOL'S NET INTEREST INCOME.

     CHANGES IN NET INTEREST INCOME. Capitol's profitability is significantly dependent on net interest income. Net interest income is the difference between interest income on interest-earning assets, such as loans, and interest expense on interest-bearing liabilities, such as deposits. Therefore, any change in general market interest rates, whether as a result of changes in monetary policies of the Federal Reserve Board or otherwise, can have a significant effect on net interest income. Capitol's assets and liabilities may react differently to changes in overall market rates or conditions because there may be mismatches between the repricing or maturity characteristic of assets and liabilities. As a result, changes in interest rates can affect net interest income in either a positive or negative way.


     In 2001, the FRBOMC decreased interbank interest rates 11 times, which was an unprecedented action to reduce rates 475 basis points within a year. Interest rates remained relatively stable in 2002, with only one rate change from FRBOMC. Through June 24, 2003 there have been no interest rate changes initiated by FRBOMC. Future stability of interest rates and FRBOMC policy are uncertain.


     CHANGES IN THE YIELD CURVE. Changes in the difference between short and long-term interest rates, commonly known as the yield curve, may also harm Capitol's business. For example, short-term deposits may be used to fund longer-term loans. When differences between short-term and long-term interest rates shrink or disappear, the spread between rates paid on deposits and received on loans could narrow significantly, decreasing net interest income.

EXISTING SUBSIDIARIES OF CAPITOL MAY NEED ADDITIONAL FUNDS TO AID IN THEIR GROWTH OR TO MEET OTHER ANTICIPATED NEEDS WHICH COULD REDUCE CAPITOL'S FUNDS AVAILABLE FOR NEW BANK DEVELOPMENT OR OTHER CORPORATE PURPOSES.

     Future growth of existing banks may require additional capital infusions or other investment by Capitol to maintain compliance with regulatory capital requirements or to meet growth opportunities. Such capital infusions could reduce funds available for development of new banks, or other corporate purposes.

CAPITOL HAS DEBT SECURITIES OUTSTANDING WHICH MAY PROHIBIT FUTURE CASH DIVIDENDS ON CAPITOL'S COMMON STOCK OR OTHERWISE ADVERSELY AFFECT REGULATORY CAPITAL COMPLIANCE.

     As of March 31, 2003, Capitol had notes payable to an unaffiliated bank outstanding in the amount of approximately $4 million. Under this credit facility, borrowings of up to $25 million are permitted, subject to certain conditions. Capitol is reliant upon its bank subsidiaries' earnings and dividends to service this debt obligation which may be inadequate to service the obligations. In the event of violation of the covenants relating to the credit facility, or due to failure to make timely payments of interest and debt principal, the lender may terminate the credit facility. In addition, upon such occurrences, dividends on Capitol's common stock may be prohibited or Capitol may be otherwise unable to make future dividends payments or obtain replacement credit facilities.


     Capitol also has several series of trust-preferred securities outstanding, totaling about $61million, which are treated as capital for regulatory ratio compliance purposes. Although these securities are viewed as capital for regulatory purposes, they are debt securities which have numerous covenants and other provisions which, in the event of noncompliance, could have an adverse effect on Capitol. For example, these securities permit Capitol to defer the periodic payment of interest for various periods, however, if such payments are deferred, Capitol is prohibited from paying cash dividends on its common stock during deferral periods and until deferred interest is paid. Future payment of interest is dependent upon Capitol's bank subsidiaries' earnings and dividends which may be inadequate to service the obligations. Continued classification of these securities as elements of capital for regulatory purposes is subject to future changes in regulatory rules and regulations and the actions of regulatory agencies, all of which is beyond the control or influence of Capitol.

POSSIBLE VOLATILITY OF STOCK PRICE.

     The market price of Capitol's common stock may fluctuate in response to numerous factors, including variations in the annual or quarterly financial results of Capitol, or its competitors; changes by financial research analysts in their estimates of the earnings of Capitol or its competitors or the failure of Capitol or its competitors to meet such estimates; conditions in the economy in general or the banking industry in particular; or unfavorable publicity affecting Capitol, its banks, or the industry. In addition, equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market price for many companies' securities which have been unrelated to the operating performance of those companies. Any fluctuation may adversely affect the prevailing market price of Capitol's common stock.

CAPITOL'S BANK SUBSIDIARIES HAVE DECENTRALIZED MANAGEMENT WHICH COULD HAVE A NEGATIVE IMPACT ON THE RATE OF GROWTH AND PROFITABILITY OF CAPITOL AND ITS BANK SUBSIDIARIES.

     Capitol's bank subsidiaries have independent boards of directors and management teams. This decentralized structure gives the banks control over the day-to-day management of the institution including the selection of management teams, the pricing of loans and deposits, marketing decisions and the strategy in handling problem loans. This decentralized structure may impact Capitol's ability to uniformly implement holding company strategy at the bank level. It may slow Capitol's ability to react to changes in strategic direction due to outside factors such as rate changes and changing economic conditions. The structure may cause additional management time to be spent on internal issues and could negatively impact the growth and profitability of the banks individually and the holding company.

                               RECENT DEVELOPMENTS

     In April 2003, Capitol announced the completion of an $11 million private placement of its common stock to select institutional investors and the issuance of approximately 550,000 shares of previously unissued common stock. Proceeds from the offering have been used to reduce borrowings from an unaffiliated bank and investment in short-term investments.

     In addition to the proposed Elkhart share exchange, Capitol has proposed share exchange transactions regarding Desert Community Bank ("Desert"), Black Mountain Community Bank ("Black Mountain") and Red Rock Community Bank ("Red Rock"), which are majority-owned subsidiaries of Capitol, subject to the approval of their shareholders (other than Capitol). If the Desert share exchange is approved, Capitol estimates issuing approximately 161,000 shares of Capitol common stock. If Black Mountain's share exchange is approved, Capitol estimates issuing approximately 172,000 shares of Capitol common stock. If the Red Rock share exchange is approved, Capitol estimates issuing approximately 295,000 shares of Capitol common stock.

     On May 15, 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND Equity. Management has not completed its analysis of this very recently issued standard which becomes effective for Capitol's financial statements for periods beginning July 1, 2003. Based on management's preliminary analysis of this new standard, the primary impact of it on Capitol's consolidated financial statements will be the reclassification of trust-preferred securities as liabilities from their prior mezzanine capital treatment, although those securities will continue to be treated as qualifying capital for regulatory purposes.


     Bank development efforts are currently under consideration at June 24, 2003 in the several states including pre-development exploratory discussions, lease and employment negotiations and preparation of preliminary regulatory applications for formation and/or acquisition of community banks.

     In early May 2003, Capitol filed an application with the New York Stock Exchange (NYSE) for the listing of its common stock. On June 24, 2003, Capitol's common stock began trading on the NYSE under the symbol "CBC" and its listing on the Nasdaq Stock Market was terminated.

           COMPARATIVE HISTORICAL, PRO FORMA AND PRO FORMA EQUIVALENT
                              PER SHARE INFORMATION

     The following table, which should be read in conjunction with the unaudited pro forma condensed consolidated balance sheet, pro forma condensed statements of operations and related notes to the pro forma financial statements, which appear elsewhere herein, summarizes per share information:

                                             As of and for the
                                             Three Months Ended   For the Year Ended
                                               March 31, 2003     December 31, 2002
                                               --------------     -----------------
Capitol common stock:
   Net income per share:
       Basic:
          Historical                               $ 0.45              $ 1.64
          Pro forma consolidated(1)                  0.45                1.63
       Diluted:
          Historical                                 0.44                1.57
          Pro forma consolidated(1)                  0.44                1.56
   Cash dividends per share:
       Historical                                    0.12                0.44
       Pro forma consolidated(2)                     0.12              $ 0.44
   Book value per share at March 31, 2003:
       Historical                                   14.01
       Pro forma consolidated(1)                   $14.11

Elkhart common stock:
   Net income per share:
       Basic:
          Historical                               $ 0.24              $ 0.51
          Pro forma equivalent(3)                    0.31                1.12
       Diluted:
          Historical                                 0.24                0.51
          Pro forma equivalent(3)                    0.30                1.07
   Cash dividends per share:
       Historical                                      --                  --
       Pro forma equivalent(3)                       0.08              $ 0.30
   Book value per share at March 31, 2003:
       Historical                                    9.87
       Pro forma equivalent(3)                     $ 9.72

1--Assumes completion of proposed Elkhart exchange and excludes the pro forma effect of other pending share exchange transactions or proposals of Capitol (see "Recent Developments").

2--The Capitol pro forma consolidated dividends per share represent historical dividends per share.

3--The Elkhart pro forma equivalent per share amounts are calculated by multiplying Capitol pro forma consolidated per share amounts by the exchange ratio of .688829.

                                 CAPITALIZATION

     The table presented below shows Capitol's actual total capitalization as of March 31, 2003 and the proposed exchange of Capitol's common stock for Elkhart's common stock as described in this proxy statement/prospectus and pending share exchanges regarding three other subsidiaries of Capitol (as described below).

                                                                    AS OF MARCH 31, 2003
                                                        -----------------------------------------------
                                                         (dollars in thousands, except per share data)

                                                                                        AS ADJUSTED FOR
                                                                                         THE PROPOSED
                                                                                            ELKHART
                                                                                        EXCHANGE(4) AND
                                                                      AS ADJUSTED FOR   PENDING DESERT,
                                                                       THE PROPOSED     BLACK MOUNTAIN
                                                                          ELKHART        AND RED ROCK
                                                         ACTUAL         EXCHANGE(4)      EXCHANGES(5)
                                                        ---------        ---------        ---------
DEBT OBLIGATIONS .................................      $  84,348        $  84,348        $  84,348
                                                        =========        =========        =========

TRUST-PREFERRED SECURITIES .......................      $  61,299        $  61,299        $  61,299

MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES ..         31,808           29,384           20,115

STOCKHOLDERS' EQUITY(1):
   Common stock, no par value; 25,000,000 shares
    authorized; issued, and outstanding:
     Actual - 11,737,860 shares ..................        134,211
     As adjusted for the proposed Elkhart exchange
       - 11,906,968 shares(4) ....................                         137,748
     As adjusted for the proposed Elkhart(4) and
       pending Desert, Black Mountain
       and Red Rock exchanges - 12,535,310
       shares(5) .................................                                          150,890
   Retained earnings .............................         30,228           30,228           30,228
   Market value adjustment for available-for-sale
    securities (net of tax effect) ...............            177              177              177
   Less unallocated ESOP shares .................            (145)            (145)            (145)
                                                        ---------        ---------        ---------

      Total stockholders' equity .................      $ 164,471        $ 168,008        $ 181,150
                                                        =========        =========        =========

  Book value per share of common stock ...........      $   14.01        $   14.11        $   14.45
                                                        =========        =========        =========

TOTAL CAPITALIZATION(2) ..........................      $ 196,279        $ 197,392        $ 201,265
                                                        =========        =========        =========

TOTAL CAPITAL FUNDS(3) ...........................      $ 257,578        $ 258,691        $ 262,564
                                                        =========        =========        =========

CAPITAL RATIOS:
   Stockholders' equity to total assets ..........           6.47%            6.61%            7.12%

   Total capitalization to total assets ..........           7.28%            7.77%            7.91%

   Total capital funds to total assets ...........          10.14%           10.18%           10.32%

    Footnotes regarding the above presentation appear on the following page.

FOOTNOTES TO CAPITALIZATION TABLE

(1) Does not include approximately 2.4 million shares of common stock issuable upon exercise of stock options.
(2) Total capitalization includes stockholders' equity and minority interests in consolidated subsidiaries.
(3) Total capital funds include stockholders' equity, minority interests in consolidated subsidiaries and trust-preferred securities.
(4) Assumes issuance of 169,108 shares of Capitol common stock upon completion of the proposed Elkhart exchange. See "Unaudited Pro Forma Consolidated Financial Information."
(5) Assumes issuance of Capitol common stock upon completion of proposed Elkhart share exchange. Also assumes issuance of approximately 628,000 shares of Capitol's common stock which may be issued upon completion of the pending share exchange transactions regarding Desert Community Bank, Black Mountain Community Bank and Red Rock Community Bank. The pending Desert, Black Mountain and Red Rock share exchanges are subject to the approval of those respective banks' shareholders other than Capitol.








              [The remainder of this page intentionally left blank]

                      DIVIDENDS AND MARKET FOR COMMON STOCK


     Capitol's common stock was listed on the Nasdaq National Market under the symbol "CBCL" through June 23, 2003. On June 24, 2003, Capitol's common stock began trading on the New York Stock Exchange (NYSE) under the symbol "CBC". The following table shows the high and low sale prices per share of common stock as reported on the Nasdaq National Market. The table reflects inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. The last reported sale price of Capitol's common stock was $25.950 on June 24, 2003.


                                                                  Cash Dividends
2001                                          High         Low         Paid
----                                          ----         ---         ----
Quarter ended March 31                      $14.250      $ 9.688      $  0.10
Quarter ended June 30                        15.660       12.000         0.10
Quarter ended September 30                   17.500       12.250         0.10
Quarter ended December 31                    15.200       12.800         0.10

2002
----
Quarter ended March 31                       16.820       13.300         0.10
Quarter ended June 30                        23.860       16.450         0.10
Quarter ended September 30                   24.250       15.810         0.12
Quarter ended December 31                    23.780       15.130         0.12


2003
----
Quarter ended March 31                       24.250       19.000         0.12
Quarter ended June 30 (through June 24)     $27.880      $20.000      $  0.12


     As of March 17, 2003, there were 5,228 beneficial holders of Capitol's common stock based on information supplied by its stock transfer agent and other sources.

     Holders of common stock are entitled to receive dividends when, as and if declared by Capitol's Board of Directors out of funds legally available. Although Capitol has paid dividends on its common stock for the preceding five years, there is no assurance that dividends will be paid in the future. The declaration and payment of dividends on Capitol's common stock depends upon the earnings and financial condition of Capitol, liquidity and capital requirements, the general economic and regulatory climate, Capitol's ability to service debt obligations senior to the common stock and other factors deemed relevant by Capitol's Board of Directors. Regulatory authorities impose limitations on the ability of banks to pay dividends to Capitol and the ability of Capitol to pay dividends to its shareholders.

     There is no market for Elkhart's common stock. Any transfers have been made privately and are not reported. Elkhart has never paid a dividend on its common stock.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement/prospectus includes forward-looking statements. Capitol has based these forward-looking statements on its current expectations and projections about future events. These forward-looking statements may be impacted by risks, uncertainties and assumptions. Examples of some of the risks, uncertainties or assumptions that may impact the forward-looking statements are:

     - the results of management's efforts to implement Capitol's business strategy including planned expansion into new markets;

     - adverse changes in the banks' loan portfolios and the resulting credit risk-related losses and expenses;

     - adverse changes in the economy of the banks' market areas that could increase credit-related losses and expenses;

     - adverse changes in real estate market conditions that could also negatively affect credit risk;

     - the possibility of increased competition for financial services in Capitol's markets;

     - fluctuations in interest rates and market prices, which could negatively affect net interest margins, asset valuations and expense expectations; and

     -    other factors described in "Risk Factors".

                            INFORMATION ABOUT CAPITOL

     This proxy statement/prospectus is accompanied by a copy of the following documents as indicated in Annex E:

     -    Report on Form 10-Q for period ended March 31, 2003
     -    Annual Report to Shareholders for year ended December 31, 2002
     -    Annual Report on Form 10-K for year ended December 31, 2002
     - Proxy statement for Capitol's Annual Meeting of Shareholders held on May 8, 2003

                            INFORMATION ABOUT ELKHART

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     Management's discussion and analysis of financial condition and results of operations for the periods ended March 31, 2003 and December 31, 2002 are included in this proxy statement/prospectus as part of Annex D.

FINANCIAL STATEMENTS.

     Unaudited interim condensed financial statements of Elkhart as of March 31, 2003 and for the three months ended March 31, 2003 and 2002 are included in this proxy statement/prospectus as part of Annex D. Audited financial statements of Elkhart as of and for the periods ended December 31, 2002, 2001 and 2000 are included in this proxy statement/prospectus as part of Annex D.

VOTING SECURITIES AND PRINCIPAL HOLDERS.

     The following table shows the share holdings of each director and officer of Elkhart and all directors and officers as a group. Where applicable, the table includes shares held by members of their immediate families.


                                                             Elkhart shares beneficially owned
                                                 --------------------------------------------------------
                                                                                     Percentage of all
                                                                                      Elkhart shares
                                                             Percentage of all       excluding Elkhart
Name of Beneficial owner                         Number        Elkhart Shares     shares owned by Capitol
------------------------                         ------        --------------     -----------------------
Entities and/or individuals owning 5% or
  more of Elkhart's common stock:
    Capitol Bancorp Limited                      254,500             50.9%                    N/A
                                                 =======            =====                   =====
    Peter Liegl                                   50,000             10.0%                   20.4%
                                                 =======            =====                   =====
Elkhart's Directors and Officers:
    Nancy Banks                                      540             0.11%                   0.22%
    R. Steven Bennett                                600             0.12%                   0.24%
    Kenneth W. Brink                               1,000             0.20%                   0.41%
    Steven L. Brown                                  900             0.18%                   0.37%
    Robert C. Carr                                   200             0.04%                   0.08%
    Andrew W. Frech                                  500             0.10%                   0.20%
    Curtis T. Hill, Jr                               900             0.18%                   0.37%
    Richard J. Jensen                                100             0.02%                   0.04%
    Richard L. Max, Sr                            10,000             2.00%                   4.07%
    Myrl D. Nofziger                               1,000             0.20%                   0.41%
    Brian J. Smith                                 1,000             0.20%                   0.41%
    Jack E. Welter                                 1,000             0.20%                   0.41%
                                                 -------            -----                   -----

           Total of Directors and Officers        17,740             3.55%                   7.23%
                                                 =======            =====                   =====


     Other than Capitol, no individual owns greater than 5% of the outstanding shares of Elkhart.

                            THE ELECTION OF DIRECTORS

     Elkhart's Certificate of Incorporation and By-Laws provide that the number of Directors, as determined from time to time by the Board of Directors, shall be no less than (5) and no more than (25). The Board of Directors has presently fixed the number of Directors at twelve.

     The Board of Directors has nominated the twelve (12) directors named below for a one-year term. All nominees are willing to be elected and to serve in such capacity for one year and until the election and qualification of their successors. All of the nominees for election to the Board of Directors are currently members of Elkhart's Board of Directors.

     The proposed nominees for election as Directors are willing to be elected and serve but in the event that any nominee at the time of election to serve or is otherwise unavailable for election, the Board of Directors may select a substitute nominee, and in that event the persons named in the enclosed proxy intend to vote such proxy for the person selected.

     The affirmative vote of a plurality of the votes cast at the meeting is required for the nominees to be elected.

     The table following sets forth information regarding Elkhart's Directors based on the date furnished by them:

NAME, PROFESSIONAL POSITIONS & POSITIONS HELD WITH ELKHART
----------------------------------------------------------

Nancy B. Banks, Community Volunteer; Director
R. Steven Bennett, President, Voyager Products Inc.; Director
Kenneth W. Brink, Treasurer, Hart Housing Group, Inc.; Director
Steven L. Brown, President, Elkhart Community Bank; Director
Robert C. Carr, Executive Vice President, Capitol Bancorp Limited; Director Andrew W. Frech, Chairman & CEO, Ancon Construction Company, Inc.; Director Curtis T. Hill, Jr., Attorney at Law, Elkhart Co. Pros. Attorney Officer;
  Director
Richard J. Jensen, Retired; Director
Richard L. Max, Sr., President & General Manager, Heart City Enterprises House
  of Herbs; Director
Myrl D. Nofziger, President, Hoogenboom Nofziger; Director
Brian J. Smith, CPA, President, The Heritage Group; Director
Jack E Welter, President, Elkhart Plastics, Inc.; Director

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     Elkhart is already included in Capitol's consolidated financial statements. Unaudited pro forma consolidated financial information follow, adjusted for the proposed Elkhart exchange, which will be accounted for under the purchase method of accounting (if consummated), as if it had occurred effective March 31, 2003 (shown on page 27) and at the beginning of 2002 (shown on page 28). The accompanying notes to the unaudited pro forma consolidated financial statements are an integral part of the unaudited pro forma financial information. The unaudited pro forma results of operations for the period ended March 31, 2003 are not necessarily indicative of results for the year ending December 31, 2003 or any subsequent period thereafter. The unaudited pro forma results of operations do not give effect to any potential cost savings or other synergies that could result from the share exchange.









              [The remainder of this page intentionally left blank]

Unaudited Pro Forma Condensed Consolidated Balance Sheet
Capitol Bancorp Ltd. And Subsidiaries
March 31, 2003


(in $1,000s, except share and per-share data)                             Pro Forma        Pro Forma
                                                                         Adjustments         Amounts
                                                                         Regarding            After
                                                       Historical         Proposed           Proposed
                                                        Amounts             Share             Share
ASSETS                                                As Reported         Exchange          Exchanges
                                                     ------------       ------------       ------------
Cash and cash equivalents                            $    323,945                          $    323,945
Loans held for resale                                      65,465                                65,465
Investment securities                                      40,517                                40,517
Portfolio loans                                         2,052,157                             2,052,157
  Less allowance for loan losses                          (30,034)                              (30,034)
                                                     ------------                          ------------
  Net portfolio loans                                   2,022,123                             2,022,123
Premises and equipment, net                                20,565                                20,565
Goodwill and other intangibles                             24,606       $      1,113  A          25,719
Other assets                                               43,068                                43,068
                                                     ------------       ------------       ------------

TOTAL ASSETS                                         $  2,540,289       $      1,113       $  2,541,402
                                                     ============       ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Deposits                                           $  2,181,440                          $  2,181,440
  Debt obligations                                         84,348                                84,348
  Other liabilities                                        16,923                                16,923
                                                     ------------       ------------       ------------
    Total liabilities                                   2,282,711                 --          2,282,711

Trust-preferred securities                                 61,299                                61,299

Minority interests in consolidated subsidiaries            31,808       $     (2,424) B          29,384

Stockholders' equity:
  Common stock                                            134,211              3,537  C         137,748
  Retained earnings                                        30,228                                30,228
  Other, net                                                   32                                    32
                                                     ------------       ------------       ------------
    Total stockholders' equity                            164,471              3,537            168,008
                                                     ------------       ------------       ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $  2,540,289       $      1,113       $  2,541,402
                                                     ============       ============       ============

Number of common shares issued and outstanding         11,737,860            169,108         11,906,968
                                                     ============       ============       ============

Book value per Capitol share                         $      14.01                          $      14.11
                                                     ============                          ============


NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET:

A--Goodwill arising from proposed share exchange. Based on current estimates, there are no material identifiable intangible assets regarding the proposed share exchange. The net carrying values of the Bank's assets and liabilities approximate fair value. No deposit core intangible asset has been estimated due to the brief period of Bank's operation.

B--Elimination of minority interests associated with Bank's shareholders other than Capitol.

C--Estimated net proceeds applicable to proposed share exchanges with Bank's shareholders other than Capitol.

Unaudited Pro Forma Condensed Consolidated Statements of Operations Capitol Bancorp Ltd. And Subsidiaries

(in $1,000s, except share and per-share data)

                                                                      Three Months Ended March 31, 2003
                                                               -----------------------------------------------
                                                                Historical        Pro Forma        Pro Forma
                                                                  Amounts        Adjustments        Amounts
                                                               ------------      ------------     ------------
Interest income                                                $     39,986                       $     39,986
Interest expense                                                     12,999                             12,999
                                                               ------------                       ------------
  Net interest income                                                26,987                             26,987
Provision for loan losses                                             1,890                              1,890
                                                               ------------                       ------------
  Net interest income after provision for loan losses                25,097                             25,097
Noninterest income                                                    4,529                              4,529
Noninterest expense                                                  21,156                             21,156
                                                               ------------                       ------------
  Income before federal income taxes and
    minority interest                                                 8,470                              8,470
Federal income taxes                                                  2,944                              2,944
                                                               ------------                       ------------
  Income before minority interest                                     5,526                              5,526
Minority interest in net income of
    consolidated subsidiaries                                          (213)     $         58 A           (155)
                                                               ------------      ------------     ------------

NET INCOME                                                     $      5,313      $         58     $      5,371
                                                               ============      ============     ============

NET INCOME PER SHARE:
  Basic                                                        $       0.45                       $       0.45
                                                               ============                       ============
  Diluted                                                      $       0.44                       $       0.44
                                                               ============                       ============

Average number of common shares outstanding
  for purposes of computing basic net income per
  share--denominator for basic net income per share              11,697,756           169,108 B     11,866,864
Effect of dilutive securities--stock options and warrants           438,359                            438,359
                                                               ------------      ------------     ------------
Average number of common shares and dilutive securities
  for purposes of computing diluted net income per share--
  denominator for diluted net income per share                   12,136,115           169,108       12,305,223
                                                               ============      ============     ============

                                                                         Year Ended December 31, 2002
                                                               -----------------------------------------------
                                                                Historical        Pro Forma         Pro Forma
                                                                  Amounts        Adjustments         Amounts
                                                               ------------      ------------     ------------
Interest income                                                $    156,454                       $    156,454
Interest expense                                                     55,860                             55,860
                                                               ------------                       ------------
  Net interest income                                               100,594                            100,594
Provision for loan losses                                            12,676                             12,676
                                                               ------------                       ------------
  Net interest income after provision for loan losses                87,918                             87,918
Noninterest income                                                   14,982                             14,982
Noninterest expense                                                  77,151                             77,151
                                                               ------------                       ------------
  Income before federal income taxes and
    minority interest                                                25,749                             25,749
Federal income taxes                                                  8,701                              8,701
                                                               ------------                       ------------
  Income before minority interest                                    17,048                             17,048
Minority interest in net income of
    consolidated subsidiaries                                          (395)     $        126 A           (269)
                                                               ------------      ------------     ------------

NET INCOME                                                     $     16,653      $        126     $     16,779
                                                               ============      ============     ============

NET INCOME PER SHARE:
  Basic                                                        $       1.64                       $       1.63
                                                               ============                       ============
  Diluted                                                      $       1.57                       $       1.56
                                                               ============                       ============

Average number of common shares outstanding
  for purposes of computing basic net income per
  share--denominator for basic net income per share              10,139,000           169,108 B     10,308,108
Effect of dilutive securities--stock options and warrants           461,000                            461,000
                                                               ------------      ------------     ------------
Average number of common shares and dilutive securities
  for purposes of computing diluted net income per share--
  denominator for diluted net income per share                   10,600,000           169,108       10,769,108
                                                               ============      ============     ============

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS:

A--Amount represents improvement in operating results attributable to minority interest due to proposed share exchange regarding Elkhart Community Bank.

B--Assumes issuance of 169,108 shares of Capitol common stock in the proposed share exchange described in Note A above.

                                  THE EXCHANGE

GENERAL


     The Elkhart Board of Directors is using this proxy statement/prospectus to solicit proxies from the holders of Elkhart common stock for use at the annual shareholders' meeting.

     At the annual shareholders' meeting to be held on July 24, 2003, Elkhart common shareholders will be asked to approve the exchange. The Plan of Share Exchange provides for Elkhart's minority shareholders to exchange the 49.1% of the common stock of Elkhart not owned by Capitol for Capitol common stock. Upon consummation of the exchange, Elkhart will become a wholly-owned subsidiary of Capitol. In the exchange, Elkhart shareholders will receive shares of Capitol's common stock.


BACKGROUND OF THE EXCHANGE


     The concept of a potential share exchange transaction with Capitol has been discussed informally from time to time from the beginning of Elkhart's operations. Capitol, through its CEO, expressed a willingness to extend an offer of an exchange around the Bank's 36th month of operation. These discussions, between the bank's board, Capitol's CEO and other executive officers of Capitol, occurred at various Elkhart board meetings during that period. The objectives of the potential exchange would be to enable shareholders of Elkhart to achieve liquidity in their investment, a reasonable return on their investment in the form of a `premium' and to accomplish such an exchange on a tax-free basis. Without the exchange, shareholders of Elkhart will continue to hold Elkhart stock which has no market and is illiquid.


     Elkhart's board of directors has not solicited or received any other proposals for the potential exchange or sale of Elkhart's shares of common stock which are not owned by Capitol. If other proposals were under consideration for sale or exchange of Elkhart's shares to an entity other than Capitol, Capitol would be permitted to vote its shares of Elkhart. By virtue of Capitol's majority ownership of Elkhart, it is likely that Capitol would not vote its shares of Elkhart in favor of any other proposals regarding a share exchange or sale of the minority interest in Elkhart with another party. In addition, Capitol currently has no intentions of selling its majority interest in Elkhart. Hence, the only proposal under consideration is Capitol's proposal.


     Capitol based its proposal on its prior transactions, whereby it has acquired the minority interest in banks it controls. In those prior transactions, Capitol has offered those minority shareholders an opportunity to exchange their bank shares for Capitol common stock on or about the 36th month of the bank's operations. Although Capitol is under no contractual obligation to make such an offer to acquire the minority interests in any of its present bank subsidiaries, it has made this proposal to Elkhart's board of directors consistent with its informal discussions with Elkhart's board during the past three years. As in other share exchange transactions, Capitol based its proposal at some premium over the book value of the bank's common stock. However, Capitol's determination of the share value of Elkhart, for purposes of the proposed exchange, is solely based on its arbitrary valuation as offered by Capitol.

     Consensus between Capitol and Elkhart's directors who are not employees or officers of Capitol was reached in May 2003, to approve the proposed exchange subject only to:


     - obtaining an independent opinion that the proposed share exchange is fair to Elkhart's shareholders from a financial point of view; and

     - obtaining approval for the proposed exchange by a majority of Elkhart's shares not already owned by Capitol.


     In May 2003 the Elkhart board approved the Plan of Share Exchange and agreed to call a shareholder meeting for a shareholder vote to approve the Plan of Share Exchange.

ELKHART'S REASONS FOR THE EXCHANGE.

     Elkhart's reasons for the exchange are that the shareholders of Elkhart will be best served by the exchange in order to maximize their shareholder value and to provide them:

     . better protection through diversification geographically and by customer base through Capitol's subsidiary banks rather than dependence upon the resources of a single bank.

     . the Elkhart shareholders will receive publicly traded shares, providing them liquidity as opposed to the Elkhart common stock for which there is no public market. Elkhart shareholders who choose to do so may continue to hold the Capitol stock they receive in the exchange without being forced to have their investment reduced by the immediate recognition of a capital gains tax.

CAPITOL'S REASONS FOR THE EXCHANGE

     Capitol believes that Elkhart's profitability will increase. As noted elsewhere in this proxy statement/prospectus, while Elkhart's assets are reported as part of Capitol's assets for purposes of its consolidated financial statements, Elkhart's income is attributed to Capitol only in the percentage which Capitol owns of Elkhart common stock. Capitol desires to acquire the remainder of Elkhart's common stock so that Capitol can include 100% of Elkhart's income in Capitol's consolidated income statement.

TERMS OF THE EXCHANGE

     Terms of the exchange are set forth in the Plan of Share Exchange. The Plan of Share Exchange is included as Annex A to this proxy statement/prospectus. You should review the Plan of Share Exchange in its entirety.

     The terms of the exchange can be summarized as follows:

          Upon approval of the exchange by a majority of the 49.1% of the shares of Elkhart held by shareholders other than Capitol, each share of Elkhart common stock will be exchanged for shares of Capitol common stock according to a fixed exchange ratio. The exchange ratio is determined by dividing the Elkhart share value by the Capitol share value. The Elkhart share value shall be $14.407544 per share.

          The share value of each share of Capitol common stock shall be $20.916, the average of the closing prices of Capitol common stock for the month ended March 31, 2003, as reported by the Nasdaq Stock Market, Inc.

     The exchange ratio is determined by dividing the Elkhart share value by the Capitol share value. Each Elkhart shareholder (except Capitol) will receive shares of Capitol common stock in exchange for his, her or their Elkhart common stock calculated by multiplying the number of shares in Elkhart common stock held by the shareholder by the exchange ratio. Any fractional shares will be paid in cash.

ELKHART BOARD RECOMMENDATION

     In determining whether to recommend the proposed share exchange to Elkhart's shareholders, Elkhart's board considered the matters discussed in "Elkhart's Reasons for the Exchange". In addition, Elkhart's board considered:

     . no other exchange proposals would be offered either by Capitol or unaffiliated parties;


     .    Capitol already has a majority ownership of Elkhart;

     . there is no assurance Capitol would repeat or improve its share exchange proposal at any time in the future;

     . absent any potential alternatives other than rejecting Capitol's proposal, which could result in Elkhart's minority shareholders having no future opportunities to exchange, sell or otherwise dispose of their Elkhart shares; and

     . Elkhart's board obtained an opinion from its financial advisor that the exchange would be fair to the shareholders of Elkhart from a financial point of view.

     THE ELKHART BOARD HAS DETERMINED THAT THE EXCHANGE IS FAIR TO AND IN THE BEST INTERESTS OF THE ELKHART SHAREHOLDERS, HAS APPROVED THE PLAN OF SHARE EXCHANGE AND RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PLAN OF SHARE EXCHANGE.

ACCOUNTING TREATMENT

     Capitol expects the exchange to be treated as the acquisition of a minority interest using the purchase method of accounting.

PRO FORMA DATA

     Because Elkhart is already a controlled subsidiary of Capitol, it is already included in Capitol's consolidated financial statements. Unaudited pro forma consolidated financial information is presented in this document, adjusted for the proposed Elkhart exchange, which will be accounted for under the purchase method of accounting (if consummated), as if it had occurred effective March 31, 2003 (shown on page 27) and at the beginning of 2002 (shown on page
28). The accompanying notes to the unaudited pro forma consolidated financial statements are an integral part of the unaudited pro forma financial information. The unaudited pro forma results of operations for the period ended March 31, 2003 are not necessarily indicative of results for the year ending December 31, 2003 or any subsequent period thereafter. The unaudited pro forma results of operations do not give effect to any potential cost savings or other synergies that could result from the share exchange.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The income tax discussion below represents the opinion of Miller, Canfield, Paddock and Stone, PLC, tax counsel to Capitol, on the material federal income tax consequences of the exchange. This discussion is not a comprehensive description of all of the tax consequences that may be relevant to you. For example, counsel did not address tax consequences that arise from rules that apply generally to all taxpayers or to some classes of taxpayers, or tax consequences that are generally assumed to be known by investors. This discussion is based upon the Internal Revenue Code, the regulations of the U.S. Treasury Department, and court and administrative rulings and decisions in effect on the date of this proxy statement/prospectus. These laws may change, possibly retroactively, and any change could affect the continuing validity of this discussion.

     This discussion also is based upon certain representations made by Elkhart and Capitol. You should read carefully the full text of the tax opinion of Miller, Canfield, Paddock and Stone, PLC. The opinion is included in this proxy statement/prospectus as Annex C. This discussion also assumes that the exchange will be effected pursuant to applicable state law and otherwise completed according to the terms of the Plan of Share Exchange. You should not rely upon this discussion if any of these factual assumptions or representations is, or later becomes, inaccurate.

     This discussion also assumes that shareholders hold their shares of Elkhart common stock as a capital asset and does not address the tax consequences that may be relevant to a particular shareholder receiving special treatment under some federal income tax laws. Shareholders receiving special treatment include:

     .    banks;

     .    tax-exempt organizations;

     .    insurance companies;

     .    dealers in securities or foreign currencies;

     . Elkhart shareholders who received their Elkhart common stock through the exercise of employee stock options or otherwise as compensation;

     .    Elkhart shareholders who are not U.S. persons; and

     . Elkhart shareholders who hold Elkhart common stock as part of a hedge, straddle or conversion transaction.

     The discussion also does not address any consequences arising under the laws of any state, locality or foreign jurisdiction. No rulings have been or will be sought from the Internal Revenue Service regarding any matters relating to the exchange.

     Based on the assumptions and representations above, it is the opinion of Miller, Canfield, Paddock and Stone, PLC, tax counsel to Capitol, that:

     o    the exchange will qualify as a reorganization within the meaning of
          Section 368(a)(1)(B) of the Internal Revenue Code;

     o no gain or loss will be recognized by the shareholders of Elkhart who exchange their Elkhart common stock solely for Capitol common stock (except with respect to cash received instead of a fractional share of Capitol common stock);

     o the aggregate tax basis of the Capitol common stock received by Elkhart shareholders who exchange all of their Elkhart common stock for Capitol common stock in the exchange will be the same as the aggregate tax basis of the Elkhart common stock surrendered in exchange (reduced by any amount allocable to a fractional share of Capitol common stock for which cash is received);

     o the holding period of the Capitol common stock received will include the holding period of shares of Elkhart common stock surrendered in exchange; and

     o a holder of Elkhart common stock that receives cash instead of a fractional share of Capitol common stock will, in general, provided the redemption is not essentially equivalent to a dividend under
          Section 302(b)(1) of the Internal Revenue Code, recognize capital gain or loss equal to the difference between the cash amount received and the portion of the holder's tax basis in shares of Elkhart common stock allocable to the fractional share; this gain or loss will be long-term capital gain or loss for federal income tax purposes if the holder's holding period in the Elkhart common stock exchanged for the fractional share of Capitol common stock satisfies the long-term holding period requirement.

     The tax opinion of Miller, Canfield, Paddock and Stone, PLC is not binding upon the Internal Revenue Service or the courts.

     TAX MATTERS ARE VERY COMPLICATED, AND THE TAX CONSEQUENCES OF THE EXCHANGE TO YOU WILL DEPEND ON YOUR PARTICULAR SITUATION. YOU ARE ENCOURAGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE EXCHANGE, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGE IN THE TAX LAWS.

REGULATORY MATTERS

     As a bank holding company, Capitol is subject to regulation by the Federal Reserve Board. Federal Reserve Board rules require Capitol to obtain the Federal Reserve Board's permission to acquire at least 51% of a subsidiary bank. The rules of the Federal Reserve Board do not differentiate between ownership of 51% and ownership of 100% of the stock of the subsidiary bank. Of course, Capitol received permission to acquire 51% or more ownership of Elkhart prior to Elkhart commencing the business of banking. Accordingly, Capitol will not be required to seek any further approval from the Federal Reserve Board for the exchange.

     It is a condition of the exchange that the shares of Capitol stock to be issued pursuant to the Plan of Share Exchange be approved for listing on the Nasdaq Stock Market, Inc., or the New York Stock Exchange, as the case may be (see "Recent Developments"), subject to official notice of issuance. An application will be filed to list Capitol's shares. Accordingly, the shares of Capitol common stock to be issued in exchange for the Elkhart common stock will be publicly tradable upon consummation of the exchange. There will be no restriction on the ability of a former Elkhart shareholder to sell in the open market the Capitol common stock received (unless the Elkhart shareholder is also an officer, director or affiliate of either Elkhart or Capitol, in which case Rule 144 and Rule 145 issued by the SEC do impose certain restrictions on the sale of Capitol common stock).

DISSENTERS' RIGHTS

     By following the specific procedures set forth in IC 23-1-44-1 to IC 23-1-44-20 ("Code"), Elkhart shareholders have a statutory right to dissent from the Plan of Share Exchange. If the Plan of Share Exchange is approved and consummated, any Elkhart shareholder who properly perfects his dissenter's rights will be entitled, upon consummation of the Plan of Share Exchange, to receive an amount of cash equal to the fair market value of his shares of Elkhart common stock rather than receiving the consideration set forth in the Plan of Share Exchange. The following summary is not a complete statement of statutory dissenter's rights of appraisal, and such summary is qualified by reference to applicable provisions of the Indiana Code, which are reproduced in full Annex F to this Proxy Statement/Prospectus. A shareholder must complete each step in the precise order prescribed by the Code to perfect his, her or its dissenter's rights of appraisal.

     Any holder of Elkhart common stock electing to exercise his, her or its right of dissent (a "Dissenting Shareholder") shall file with Elkhart prior to or at the shareholders meeting, a written notice of intent to demand payment for shares if the exchange is effectuated. If the Plan of Share Exchange is approved by the required vote and the Dissenting Shareholder has not voted in favor thereof, the Dissenting Shareholder may make written demand on Elkhart for payment of the fair value of the Dissenting Shareholder's shares. If the Plan of Share Exchange is effected, Elkhart shall pay to the Dissenting Shareholder, upon the determination of the fair value, and, in the case of shares represented by certificates, the surrender of such certificates, the fair value thereof.

     Within ten days after the Plan of Share Exchange is effected, Elkhart shall give written notice thereof to each Dissenting Shareholder who has made demand as provided in the Indiana Code and shall include in such written notice the place where the demand for payment must be sent and where and when certificates for shares must be deposited; supply a form for demanding payment; set a date by which the demand must be received which is not less than thirty days nor more than sixty days after delivery of the notice.

     If the demand for payment remains unsettled, Elkhart shall commence a proceeding within sixty days after receipt of the demand petitioning the court to determine the fair value. If a petition is not filed within sixty days, Elkhart shall pay to each dissenter the amount demanded. The assessment of the cost of the proceedings will be assessed against Elkhart unless the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

FEDERAL SECURITIES LAWS CONSEQUENCES; STOCK TRANSFER RESTRICTIONS

     This proxy statement/prospectus does not cover any resales of the Capitol common stock you will receive in the exchange, and no person is authorized to make any use of this proxy statement/prospectus in connection with any such resale.


     All shares of Capitol common stock you will receive in the exchange will be freely transferable, except that if you are deemed to be an "affiliate" of Elkhart under the Securities Act of 1933 at the time of the annual shareholders' meeting, you may resell those shares only in transactions permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be affiliates of Elkhart for those purposes generally include individuals or entities that control, are controlled by, or are under common control with, Elkhart, and would not include shareholders who are not officers, directors or principal shareholders of Elkhart.


     The affiliates of Elkhart may not offer, sell or otherwise dispose of any of the shares of Capitol common stock issued to that affiliate in the exchange or otherwise owned or acquired by that affiliate:

     (1) for a period beginning 30 days prior to the exchange and continuing until financial results covering at least 30 days of post-exchange combined operations of Capitol and Elkhart have been publicly filed by Capitol; or

     (2)  in violation of the Securities Act.








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                                       34

                          OPINION OF FINANCIAL ADVISOR

     Elkhart has retained JMP Financial, Inc. to provide a financial fairness opinion in connection with the exchange. The Elkhart board selected JMP Financial, Inc. to act as Elkhart's financial advisor based on its qualifications, expertise and reputation. JMP Financial, Inc. has rendered its opinion, in writing, that, based upon and subject to the various considerations set forth in the opinion, the consideration to be received pursuant to the exchange by the holders of Elkhart common stock is fair from a financial point of view.


     The full text of the written opinion of JMP Financial, Inc. is attached as Annex B to this proxy statement/prospectus and sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by JMP Financial, Inc. in rendering its opinion. Elkhart shareholders are urged to, and should, read the opinion carefully and in its entirety. The opinion is directed to the Elkhart board and addresses only the fairness from a financial point of view of the consideration received pursuant to the exchange as of the date of the opinion. It does not address any other aspect of the exchange and does not constitute a recommendation to any holder of Elkhart common stock as to how to vote at the annual shareholders' meeting. The summary of the opinion of JMP Financial, Inc. set forth in this document is qualified in its entirety by reference to the full text of the opinion.


     In connection with rendering its opinion, JMP Financial, Inc. among other things:


     . reviewed audited financial statements and unaudited financial statements of Elkhart as set forth in Annex D;


     . discussed the past and current operations and financial condition and the prospects of Elkhart with senior executives of Elkhart;

     . reviewed certain publicly available financial statements and other information of Capitol;

     . discussed the past and current operations and financial condition and the prospects of Capitol with senior executives of Capitol;

     . reviewed the reported prices and trading activity for Capitol common stock;

     . compared the financial performance of Elkhart and Capitol and the prices and trading activity of Capitol common stock with that of certain other comparable publicly traded companies and their securities;

     . reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

     .    reviewed the Plan of Share Exchange; and

     . performed such other analyses and considered such other factors as JMP Financial, Inc. deemed appropriate.

     In rendering its opinion, JMP Financial, Inc. performed the following analyses:

     (1) CBCL SHARE MULTIPLES. In order to evaluate the value of CBCL share price, JMP Financial, Inc. reviewed the price-to-book value and price-to-earnings ratios ("Multiples") and performance data of publicly traded stocks of all Michigan banks, all bank holding companies, Midwest banks of similar size to CBCL ($1 billion to $5 billion in assets) and all publicly traded U.S. banks. No bank or bank holding company was identical to Capitol. JMP Financial, Inc. did, however, note that the Capitol share value Multiples were generally within the range of, or below, the Multiples of comparable size banks and bank holding companies. The summary data for this analysis is presented below and demonstrates that CBCL common stock price sells at Multiples just below the aggregate averages of the various Comparable Groups. Accordingly, there is a presumption that CBCL was fairly priced in the securities market at the time of evaluation.

     COMPARABLE GROUP                      COUNT      P/BV           P/E
     $1b-$5b Assets in MW                     40     182.5          15.1
     $1b-$5b Assets Natl                      85     189.6          14.9
     All Natl                                453     184.9          15.6
     All MI                                   16     163.8          12.8
                                                     -----          ----
                               Average               180.1          15.8
     CBCL                                            171.2          14.6

P/BV AND P/E FIGURES COMPARABLE GROUPS ARE THE AVERAGE OF THE AVERAGE AND MEDIAN FOR THE ENTIRE GROUP.

     (2) CHANGE-OF-CONTROL MULTIPLES. JMP Financial, Inc. reviewed the pricing ratios in those mergers and acquisitions of banks and bank holding companies completed during the past six months for which public information was available. JMP Financial, Inc. found that the premium to book value ratios offered to selling shareholders generally ranged from 157 percent to 296 percent, with both median and average premium to book values falling between 229 percent and 231 percent. All of these transactions involved the transfer of control to the acquiring institution.

     (3) ELKHART SHARE MULTIPLES. JMP Financial, Inc. also consulted a private database to construct several groups of banks and bank holding companies it deemed to be similar to Elkhart, considering, but not limiting its analysis to, such factors as size, financial condition and performance, geography and market performance. JMP Financial, Inc. compared the price-to-book value and price-to-earnings ratios of these comparative groups to the acquisition Multiples applicable to the proposed Elkhart exchange. The price-to-book value multiple to be paid to Elkhart is greater than that paid to the average or median of the aggregate group of publicly traded banks in neighboring states and throughout the country with assets less than $250 million; greater than that of publicly traded banks with assets less than $500 million in neighboring states and comparable to publicly traded banks in the state of Indiana. The P/E Multiple to be paid to Elkhart, approximately 28x 2002 earnings and 21x trailing twelve month earnings, are greater than the averages and median paid of all the Comparative Groups, except for banks with assets of less than $250 million in Indiana and neighboring states. However, given the limited sample size and outlying samples in that Group the comparison does not merit significant attention.

                                                COUNT      P/BV       P/E
     All National                                 453      184.9     15.6
     All Midwest                                   86      172.7     15.5
     MW; <$500m assets                             15      132.1     19.1
     MW; <$250m assets                              6      149.0     26.6
     All Indiana                                   17      136.0     14.4
     All National; < $250m assets                  39      132.8     20.2
                                                           -----     ----
                                     Average               151.2     18.6
     Elkhart                                               145.9     20.8

P/BV AND P/E FIGURES COMPARABLE GROUPS ARE THE AVERAGE OF THE AVERAGE AND MEDIAN FOR THE ENTIRE GROUP.

     (4) ILLIQUIDITY. On an individual basis there are substantial differences between the financial and market condition and performance of Elkhart stock and most other institutions. In the aggregate, the most striking difference between Elkhart and the various comparative groups was liquidity. Most other commercial banks had significant positive earnings records, as opposed to a history of growing, but low earnings for Elkhart. It may be argued that Elkhart is still a maturing institution and therefore direct comparisons of earnings performance may be difficult. All of the publicly traded banks which JMP Financial, Inc. reviewed and which it defined as "small publicly traded banks" were listed on the

          Nasdaq National Market System. The average weekly trading volume of these institutions was about 2/5 of one percent of their outstanding stock. In other words, these institutions provided minority shareholders with reasonable liquidity. Elkhart stock, on the other hand, was not publicly traded and was virtually, illiquid. A number of historical studies and valuation practices estimate liquidity discounts in a range from 10 to 30 percent, suggesting that, ceteras paribus, the Multiples paid for Elkhart should be lower than those of comparable institutions by that margin.

     (5) NOT AN "ACQUISITION" PREMIUM. The transaction at issue may be characterized, at least casually, as an "acquisition". There is a tendency to compare the acquisition Multiples paid to Elkhart in this transaction to "acquisition" Multiples for other commercial banks as reported in the media and private database. It is important to note, however, that the "acquisition" Multiples reported in the media are for change-of-control transactions, generally for 100 percent of the acquisition stock. In this case, Elkhart is now and has been since it commenced business, an affiliate and controlled subsidiary of Capitol. CBCL was acquiring less than 50 percent of the Elkhart stock. Given that the transaction thus represented purchase of a minority position, direct comparison to change-of-control premiums, is misleading.

     (6) A MINORITY SALE. In fact, the transaction bears more of a resemblance to the sale of a minority block of stock then to a change-of-control acquisition. The most dramatic difference, as discussed above, between the exchange of minority shares and an acquisition of all of the stock of an entire institution is the "change of control". In the latter transaction, control of the acquired institution changes hands, for which the acquiring institution may pay a significant premium. In the present transaction, JMP Financial, Inc. noted that Capitol has had control of Elkhart from the outset and would not be expected to pay a "premium" for control, since it already owns control of Elkhart. Accordingly, and especially in light of the fact that the aggregate block to-be-acquired by CBCL from outsiders is only approximately 48 percent and comprised of numerous very small blocks, JMP Financial, Inc. would expect that the premium over book value to be paid by CBCL would be closer to the price paid in the sale of a minority block of stock in a small publicly traded bank. In other words, one would expect Elkhart shareholders to be paid Multiples much more similar to those paid for minority shares in Comparative Group institutions then the Multiples paid in change-of-control transactions.

     (7) JMP Financial, Inc. therefore concluded that the exchange was fair to the shareholders of Elkhart from a financial point of view.

     The opinion and presentation of JMP Financial, Inc. to the Elkhart board was one of many factors taken into consideration by Elkhart's board in making its decision to approve the exchange. The analyses as described above should not be viewed as determinative of the opinion of the Elkhart board with respect to the exchange or of whether the Elkhart board would have been willing to agree to a transaction with a different form or amount of consideration.

     The Elkhart board retained JMP Financial, Inc. based upon its qualifications, experience and expertise. JMP Financial, Inc. is a recognized investment banking and advisory firm which has special expertise in the valuation of banks.

     Under the engagement letter, JMP Financial, Inc. provided financial advisory services and a financial fairness opinion in connection with the exchange, and Elkhart agreed to pay JMP Financial, Inc. a fee of $9,000 plus out-of-pocket expenses. In addition, Elkhart has agreed to indemnify JMP Financial, Inc. and its affiliates, against certain liabilities and expenses, including certain liabilities under the federal securities laws.

     JMP Financial, Inc. has also been engaged to provide financial advisory services in connection with other pending share exchanges with other affiliates of Capitol (see "Recent Developments"). JMP Financial, Inc. has been engaged to provide financial advisory services in connection with previous share exchange transactions with other affiliates of Capitol. In total, JMP Financial, Inc. has issued fairness opinions on 12 transactions of similar structure with affiliates of Capitol. In each opinion, JMP Financial, Inc. opined that those transactions were fair from a financial point of view to the shareholders of those entities. For those engagements, through June 17, 2003, JMP Financial, Inc. was paid a total of $117,500. JMP Financial, Inc. has performed no services directly for Capitol. Further, there are no agreements between Capitol or any of its affiliates and JMP Financial, Inc. regarding future fairness opinions or other financial advisory services. JMP Financial, Inc. is aware of no conflicts of interest that JMP Financial, Inc. has at arriving at a fairness opinion.

                                   THE CLOSING

EFFECTIVE TIME


     The exchange will be effective at 5:00 p.m., Eastern Time, on July 31, 2003, and will be closed as soon as possible after the vote at the meeting of Elkhart's shareholders. If the Plan of Share Exchange is approved, as of the effective date, each outstanding share of Elkhart common stock will be automatically converted into the right to receive Capitol common stock according to the exchange ratio.


SHARES HELD BY CAPITOL

     Shares of Elkhart common stock owned by Capitol since Capitol's organization will be unaffected by the exchange. Those shares will not be exchanged for any securities of Capitol or other consideration.

PROCEDURES FOR SURRENDER OF CERTIFICATES; FRACTIONAL SHARES

     As soon as reasonably practicable after the effective date of the exchange, Capitol or Capitol's transfer agent will send you a letter of transmittal. The letter of transmittal will contain instructions with respect to the surrender of your Elkhart stock certificates. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

     Commencing immediately after the effective date of the exchange, upon surrender by you of your stock certificates representing Elkhart shares in accordance with the instructions in the letter of transmittal, you will be entitled to receive stock certificates representing shares of Capitol common stock into which those Elkhart shares have been converted, together with a cash payment in lieu of fractional shares, if any.

     After the effective date, each certificate that previously represented shares of Elkhart stock will represent only the right to receive the shares of Capitol common stock into which shares of Elkhart stock were converted in the exchange, and the right to receive cash in lieu of fractional shares of Capitol common stock as described below.

     Until your Elkhart certificates are surrendered to Capitol or Capitol's agent, you will not be paid any dividends or distributions on the Capitol common stock into which your Elkhart shares have been converted with a record date after the exchange, and will not be paid cash in lieu of a fractional share. When those certificates are surrendered, any unpaid dividends and any cash in lieu of fractional shares of Capitol common stock payable as described below will be paid to you without interest.

     Elkhart's transfer books will be closed at the effective date of the exchange and no further transfers of shares will be recorded on the transfer books. If a transfer of ownership of Elkhart stock that is not registered in the records of Elkhart has occurred, then, so long as the Elkhart stock certificates are accompanied by all documents required to evidence and effect the transfer, as set forth in the transmittal letter and accompanying instructions, a certificate representing the proper number of shares of Capitol common stock will be issued to a person other than the person in whose name the certificate so surrendered is registered, together with a cash payment in lieu of fractional shares, if any, and payment of dividends or distributions, if any.

     No fractional share of Capitol common stock will be issued upon surrender of certificates previously representing Elkhart shares. Instead, Capitol will pay you an amount in cash determined by multiplying the fractional share interest to which you would otherwise be entitled by the Capitol share value used in determining the exchange ratio.

FEES AND EXPENSES

     Whether or not the exchange is completed, Capitol and Elkhart will each pay its own costs and expenses incurred in connection with the exchange, including the costs of (a) the filing fees in connection with Capitol's Form S-4 registration statement and this proxy statement/prospectus, (b) the filing fees in connection with any filing, permits or approvals obtained under applicable state securities and "blue sky" laws, (c) the expenses in connection with printing and mailing of the Capitol Form S-4 registration statement and this proxy statement/prospectus, and (d) all other expenses.

STOCK MARKET LISTING

     Capitol will promptly prepare and submit a listing application with respect to the maximum number of shares of Capitol common stock issuable to Elkhart shareholders in the exchange, and Capitol must use reasonable best efforts to obtain approval for the listing of Capitol common shares on the Nasdaq Stock Market, Inc. or the New York Stock Exchange, as the case may be (see "Recent Developments").

AMENDMENT AND TERMINATION

     Capitol and Elkhart may amend or terminate the exchange at any time before or after shareholder approval of the Plan of Share Exchange. After shareholder approval of the exchange, it may not be further amended without the approval of the shareholders.





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                                       39

                            THE SHAREHOLDERS' MEETING

DATE, TIME AND PLACE


     The shareholders' meeting will be held on July 24, 2003 at Elkhart Community Bank, 303 South Third Street, Elkhart, Indiana 46516 at 11:15 a.m., local time.


MATTERS TO BE CONSIDERED AT THE SHAREHOLDERS' MEETING

     At the shareholders' meeting, holders of Elkhart common stock will vote on whether to approve the exchange. See "The Exchange". Shareholders will also vote on the election of directors of Elkhart. See "Election of Directors".

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

     Holders of record of Elkhart common stock at the close of business on May 15, 2003, the record date for the shareholders' meeting, are entitled to receive notice of and to vote at the shareholders' meeting. At March 31, 2003, 500,000 shares of Elkhart common stock were issued and outstanding and held by approximately 177 holders of record. Capitol held 254,500 shares of Elkhart common stock on that date and 245,500 were held by shareholders other than Capitol.

     A majority of the shares of the Elkhart common stock (excluding shares held by Capitol) entitled to vote on the record date must be represented in person or by proxy at the shareholders' meeting in order for a quorum to be present for purposes of transacting business at the meeting. In the event that a quorum of common stock is not represented at the shareholders' meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Elkhart common stock on the record date are each entitled to one vote per share with respect to approval of the exchange at Elkhart's shareholders' meeting.

     Elkhart does not expect any other matters to come before the shareholders' meeting. However, if any other matters are properly presented at the meeting for consideration, the persons named in the enclosed form of proxy, and acting thereunder, will have discretion to vote or not vote on those matters in accordance with their best judgment, unless authorization to use that discretion is withheld. If a proposal to adjourn the meeting is properly presented, however, the persons named in the enclosed form of proxy will not have discretion to vote in favor of the adjournment proposal any shares which have been voted against the proposal(s) to be presented at the meeting. Elkhart is not aware of any matters expected to be presented at the meeting other than as described in the notice of the meeting.

VOTES REQUIRED

     Although approval of the exchange by two-thirds of the shares entitled to vote is all that is required by law, Elkhart and Capitol have agreed that approval of the exchange will require the affirmative vote of a majority of the shares of Elkhart common stock outstanding on the record date, excluding the 50.9% of Elkhart's shares held by Capitol. Abstentions and broker non-votes will have the same effect as a vote against the proposal to approve the exchange.

SHARE OWNERSHIP OF MANAGEMENT


     As of the close of business on March 31, 2003, the directors and executive officers of Elkhart and their affiliates were entitled to vote approximately 17,740 shares of Elkhart common stock. These shares represent approximately 3.55% of the outstanding shares of Elkhart common stock and 7.23% of Elkhart's shares held by shareholders other than Capitol. The directors and executive officers have agreed to vote their shares of Elkhart common stock in favor of the exchange.

VOTING OF PROXIES

SUBMITTING PROXIES

     You may vote by attending the shareholders' meeting and voting your shares in person at the meeting, or by completing the enclosed proxy card, signing and dating it, and mailing it in the enclosed postage pre-paid envelope. If you sign a written proxy card and return it without instructions, your shares will be voted FOR the exchange at the shareholders' meeting.

     If your shares are held in the name of a trustee, bank, broker or other record holder, you must either direct the record holder of your shares as to how to vote your shares or obtain a proxy from the record holder to vote at the shareholders' meeting.

     Shareholders who submit proxy cards should not send in any stock certificates with their proxy cards. A transmittal form with instructions for the surrender of certificates representing shares of Elkhart stock will be mailed by Capitol to former Elkhart shareholders shortly after the exchange is effective.

REVOKING PROXIES


     If you are a shareholder of record, you may revoke your proxy at any time prior to the time it is voted at the shareholders' meeting. Proxies may be revoked by written notice, including by telegram or telecopy, to the president of Elkhart, by a later-dated proxy signed and returned by mail or by attending the shareholders' meeting and voting in person. Attendance at Elkhart's annual shareholders' meeting will not in and of itself constitute a revocation of a proxy. Any written notice of a revocation of a proxy must be sent so as to be delivered before the taking of the vote at the shareholders' meeting to:


                             Elkhart Community Bank
                             303 South Third Street
                             Elkhart, Indiana 46516
                        Attn: Steven L. Brown, President

     If you require assistance in changing or revoking a proxy, you should contact Steven Brown at the address above or at phone number (574) 295-9600.

GENERAL INFORMATION

     Brokers who hold shares in street name for customers who are the beneficial owners of those shares are prohibited from giving a proxy to vote on non-routine matters, such as the proposal to be voted on at the shareholders' meeting, unless they receive specific instructions from the customer. These so-called broker non-votes will have the same effect as a vote against the exchange.

     Abstentions may be specified on all proposals. If you submit a proxy with an abstention, you will be treated as present at the shareholders' meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. An abstention will have the same effect as a vote against the exchange.

SOLICITATION OF PROXIES; EXPENSES

     Capitol or Elkhart will pay the cost of solicitation of proxies. In addition to solicitation by mail, the directors, officers and employees of Elkhart may also solicit proxies from shareholders by telephone, telecopy, telegram or in person.

                        COMPARISON OF SHAREHOLDER RIGHTS

     As a result of the exchange, holders of shares of Elkhart stock will become holders of shares of Capitol common stock. This comparison of shareholder rights is not intended to be complete and is qualified by reference to the Indiana Code, as well as to Elkhart's articles of incorporation and by-laws and the Michigan Business Corporation Act as well as to Capitol's articles of incorporation and by-laws, (copies of which are on file with the SEC).

     The following summary compares various rights, privileges and restrictions applicable to shareholders of Elkhart and Capitol:

                                                   --------------------------------------------------------------------
                                                              Elkhart                               Capitol
-----------------------------------------------------------------------------------------------------------------------
Authorized Capital Stock                                     1,000,000                             25,000,000
-----------------------------------------------------------------------------------------------------------------------
Preemptive Rights                                               None                                  None
-----------------------------------------------------------------------------------------------------------------------
Quorum Requirements                                           Majority                              Majority
-----------------------------------------------------------------------------------------------------------------------
Special Meetings of Stockholders                   Called by CEO, majority of the        Called by CEO, majority of the
                                                       Board or shareholders                 Board or shareholders
                                                   representing 10% of the shares        representing 25% of the shares
                                                          entitled to vote                      entitled to vote
-----------------------------------------------------------------------------------------------------------------------
Stockholder Action by Written Consent                    Yes, if unanimous                     Yes, if unanimous
-----------------------------------------------------------------------------------------------------------------------
Inspection of Voting List of Stockholders          Inspector may be appointed by         Inspector may be appointed by
                                                      the Board, by the person              the Board, by the person
                                                     presiding at shareholders'            presiding at shareholders'
                                                   meeting or by the request of a        meeting or by the request of a
                                                            shareholder                           shareholder
-----------------------------------------------------------------------------------------------------------------------
Classification of the Board of Directors                         No                                    No
-----------------------------------------------------------------------------------------------------------------------
Election of the Board of Directors                    Annually by shareholders              Annually by shareholders
-----------------------------------------------------------------------------------------------------------------------
Cumulative Voting                                                No                                    No
-----------------------------------------------------------------------------------------------------------------------
Number of Directors                                             3-25                                  5-25
-----------------------------------------------------------------------------------------------------------------------
Removal of Directors                                    By a majority of the                  By a majority of the
                                                    outstanding shares of stock           outstanding shares of stock
-----------------------------------------------------------------------------------------------------------------------
Vacancies on the Board of Directors                May be filled by a majority of        May be filled by a majority of
                                                       the Board of Directors                the Board of Directors
-----------------------------------------------------------------------------------------------------------------------
Liability of Directors                               Eliminated to the fullest             Eliminated to the fullest
                                                       extent provided by law                extent provided by law
-----------------------------------------------------------------------------------------------------------------------
Indemnification of Directors, Officers,
  Employees or Agents                                           Yes                                   Yes
-----------------------------------------------------------------------------------------------------------------------
Amendments to Articles of Incorporation                 By a majority of the                  By a majority of the
                                                         outstanding shares                    outstanding shares
-----------------------------------------------------------------------------------------------------------------------
Amendments to Bylaws                                 By the Board of Directors              By majority of Directors
                                                     except as provided in the
                                                     articles of incorporation
-----------------------------------------------------------------------------------------------------------------------
Appraisal/Dissenters' Rights                          Indiana law provides for
                                                         dissenters' rights                            No
-----------------------------------------------------------------------------------------------------------------------

                   DESCRIPTION OF THE CAPITAL STOCK OF CAPITOL

     Capitol's Articles of Incorporation, as amended to date, authorize the issuance of up to 25,000,000 shares of common stock, without par value. Capitol's articles of incorporation do not authorize the issuance of any other class of stock. As of March 31, 2003, 11,737,860 shares of common stock were outstanding. UMB Bank, n.a., serves as transfer agent and registrar for Capitol's common stock.

     Michigan law allows Capitol's board of directors to issue additional shares of stock up to the total amount of common stock authorized without obtaining the prior approval of the shareholders.

     Capitol's board of directors has authorized the issuance of the shares of common stock as described in this proxy statement/prospectus. All shares of common stock offered will be, when issued, fully paid and nonassessable.

     The following summary of the terms and provisions of the common stock does not purport to be complete and is qualified in its entirety by reference to Capitol's articles of incorporation, as amended, a copy of which is on file with the SEC, and to the Michigan Business Corporation Act ("MBCA").

RIGHTS OF COMMON STOCK

     All voting rights are vested in the holders of shares of common stock. Each share of common stock is entitled to one vote. The shares of common stock do not have cumulative voting rights, which means that a stockholder is entitled to vote each of his or her shares once for each director to be elected at any election of directors and may not cumulate shares in order to cast more than one vote per share for any one director. The holders of the common stock do not have any preemptive, conversion or redemption rights. Holders of common stock are entitled to receive dividends if and when declared by Capitol's board of directors out of funds legally available. Under Michigan law, dividends may be legally declared or paid only if after the distribution the corporation can pay its debts as they come due in the usual course of business and the corporation's total assets equal or exceed the sum of its liabilities. In the event of liquidation, the holders of common stock will be entitled, after payment of amounts due to creditors and senior security holders, to share ratably in the remaining assets.

SHARES AVAILABLE FOR ISSUANCE

     The availability for issuance of a substantial number of shares of common stock at the discretion of the board of directors provides Capitol with the flexibility to take advantage of opportunities to issue additional stock in order to obtain capital, as consideration for possible acquisitions and for other purposes (including, without limitation, the issuance of additional shares through stock splits and stock dividends in appropriate circumstances). There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of common stock, except as described in this proxy statement/prospectus and for the shares of common stock reserved for issuance under Capitol's stock option program.

     Uncommitted authorized but unissued shares of common stock may be issued from time to time to persons and in amounts the board of directors of Capitol may determine and holders of the then outstanding shares of common stock may or may not be given the opportunity to vote thereon, depending upon the nature of those transactions, applicable law and the judgment of the board of directors of Capitol regarding the submission of an issuance to or vote by Capitol's shareholders. As noted, Capitol's shareholders have no preemptive rights to subscribe to newly issued shares.

     Moreover, it will be possible that additional shares of common stock would be issued for the purpose of making an acquisition by an unwanted suitor of a controlling interest in Capitol more difficult, time consuming or costly or would otherwise discourage an attempt to acquire control of Capitol. Under such circumstances, the availability of authorized and unissued shares of common stock may make it more difficult for shareholders to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person seeking to obtain control of Capitol by means of a merger, tender offer, proxy contest or other means. Such shares could be privately placed with purchasers who might cooperate with the board of directors of Capitol in opposing such an attempt by a third party to gain control of Capitol. The issuance of new shares of common stock could also be used to dilute ownership of a person or entity seeking to obtain control of Capitol. Although Capitol does not currently contemplate taking that action, shares of Capitol common stock could be issued for the purposes and effects described above, and the board of directors reserves its rights (if consistent with its fiduciary responsibilities) to issue shares for such purposes.

CAPITOL'S PREFERRED SECURITIES

     Capitol has issued debentures to Capitol Trust I, a Delaware business trust subsidiary of Capitol. Capitol Trust I purchased the debentures with the proceeds of preferred securities (which, through June 23, 2003, were traded on the Nasdaq National Stock Market under the symbol "CBCLP"; after June 23, 2003, such securities are listed on NYSE under the symbol "CBCPrA"). Capitol also has additional trust-preferred securities which were private placed. Capitol has guaranteed the preferred securities. The documents governing these securities, including the indenture under which the debentures were issued, restrict Capitol's right to pay a dividend on its common stock under certain circumstances and give the holders of the preferred securities preference on liquidation over the holders of Capitol's common stock. Specifically, Capitol may not declare or pay a cash dividend on its common stock if (a) an event of default has occurred as defined in the indenture, (b) Capitol is in default under its guarantee, or (c) Capitol has exercised its right under the debentures and the preferred securities to extend the interest payment period. In addition, if any of these conditions have occurred and until they are cured, Capitol is restricted from redeeming or purchasing any shares of its common stock except under very limited circumstances. Capitol's obligation under the debentures, the preferred securities and the guarantee approximates $61 million at an average interest rate currently approximating 7% per annum, payable quarterly.

ANTI-TAKEOVER PROVISIONS

     In addition to the utilization of authorized but unissued shares as described above, the MBCA contains other provisions which could be utilized by Capitol to impede efforts to acquire control of Capitol. Those provisions include the following:

     CONTROL SHARE ACQUISITIONS. The MBCA contains an article intended to protect shareholders and prohibit or discourage certain types of hostile takeover activities. These provisions regulate the acquisition of "control shares" of large public Michigan corporations.

     The act establishes procedures governing "control share acquisitions." A control share acquisition is defined as an acquisition of shares by an acquirer which, when combined with other shares held by that person or entity, would give the acquirer voting power at or above any of the following thresholds: 20%, 33-1/3% or 50%. Under that act, an acquirer may not vote "control shares" unless the corporation's disinterested shareholders vote to confer voting rights on the control shares. The acquiring person, officers of the target corporation, and directors of the target corporation who are also employees of the corporation are precluded from voting on the issue of whether the control shares shall be accorded voting rights. The act does not affect the voting rights of shares owned by an acquiring person prior to the control share acquisition.

     The act entitles corporations to redeem control shares from the acquiring person under certain circumstances. In other cases, the act confers dissenters' rights upon all of a corporation's shareholders except the acquiring person.

     The act applies only to an "issuing public corporation." Capitol falls within the statutory definition of an "issuing public corporation." The act automatically applies to any "issuing public corporation" unless the corporation "opts out" of the statute by so providing in its articles of incorporation or bylaws. Capitol has not "opted out" of the provisions of the act.

     FAIR PRICE ACT. Certain provisions of the MBCA establish a statutory scheme similar to the supermajority and fair price provisions found in many corporate charters. The act provides that a super majority vote of 90% of the shareholders and no less than two-thirds of the votes of non-interested shareholders must approve a "business combination." The act defines a "business combination" to encompass any merger, consolidation, share exchange, sale of assets, stock issue, liquidation, or reclassification of securities involving an "interested shareholder" or certain "affiliates." An "interested shareholder" is generally any person who owns 10% or more of the outstanding voting shares of the company. An "affiliate" is a person who directly or indirectly controls, is controlled by, or is under common control with a specified person.

     As of March 31, 2003 Capitol's management beneficially owned (including immediately exercisable stock options and warrants) control of approximately 28.89% of Capitol's outstanding common stock. It is now unknown what percentage will be owned by management upon completion of the exchange. If management's shares are voted as a block, management will be able to prevent the attainment of the required supermajority approval.

     The supermajority vote required by the act does not apply to business combinations that satisfy certain conditions. These conditions include, among others, that: (i) the purchase price to be paid for the shares of the company is at least equal to the greater of (a) the market value of the shares or (b) the highest per share price paid by the interested shareholder within the preceding two-year period or in the transaction in which the shareholder became an interested shareholder, whichever is higher; and (ii) once a person has become an interested shareholder, the person must not become the beneficial owner of any additional shares of the company except as part of the transaction which resulted in the interested shareholder becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends.

     The requirements of the act do not apply to business combinations with an interested shareholder that the Board of Directors has approved or exempted from the requirements of the act by resolution at any time prior to the time that the interested shareholder first became an interested shareholder.



              [The remainder of this page intentionally left blank]

                       WHERE YOU CAN FIND MORE INFORMATION


     Capitol has filed a registration statement on Form S-4 to register with the SEC the Capitol common stock to be issued to Elkhart shareholders in the exchange. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Capitol in addition to being a proxy statement of Elkhart for the annual meeting. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.


     In addition, Capitol files reports, proxy statements and other information with the SEC under the Exchange Act. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following locations of the SEC:

     Public Reference Room       Chicago Regional Office Citicorp Center
     450 Fifth Street, N.W.      500 West Madison Street
     Room 1024                   Suite 1400
     Washington, D.C. 20549      Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including Capitol, who file electronically with the SEC. The address of that site is www.sec.gov. You can also inspect reports, proxy statements and other information about Capitol at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The SEC allows Capitol to "incorporate by reference" the information it files with the SEC. This permits Capitol to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this proxy statement/prospectus, except for any information superseded by information in, or incorporated by reference in, this proxy statement/prospectus. Capitol incorporates by reference the following documents that have been filed with the SEC:

          Capitol Bancorp Ltd. SEC Filings
                 (File No. 0-18461)                        Period
                 ------------------                        ------

     o    Quarterly Report on Form 10-Q          Quarter ended March 31, 2003

     o    Proxy Statement on Schedule 14A        Annual Meeting Held May 8, 2003

     o    Annual Report on Form 10-K             Year ended December 31, 2002

     o    Registration Statement on Form 8-A     Filed April 19, 1990
          filed April 19, 1990

     In addition, all subsequent documents filed with the SEC by Capitol pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement/ prospectus shall be deemed to be incorporated by reference into this proxy statement/prospectus and to be a part hereof from the date of filing such documents. Any statement contained in this proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus or another such document shall be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus or another such document or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified superseded, to constitute a part of this proxy statement/prospectus.

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY JULY 15, 2003 TO RECEIVE THEM BEFORE THE SHAREHOLDERS' MEETING. If you request exhibits to any incorporated documents from us, Capitol will mail them to you by first class mail, or another equally prompt means, within one business day after Capitol receives your request.

     No one has been authorized to give any information or make any representation about Elkhart, Capitol or the exchange, that differs from, or adds to, the information in this document or in documents that are publicly filed with the SEC. Therefore, if anyone does give you different or additional information, you should not rely on it.

     If you are in a jurisdiction where it is unlawful to offer to exchange, or to ask for offers of exchange, the securities offered by this proxy statement/prospectus or to ask for proxies, or if you are a person to whom it is unlawful to direct these activities, then the offer presented by this proxy statement/prospectus does not extend to you.

     The information contained in this proxy statement/prospectus speaks only as of its date unless the information specifically indicates that another date applies. Information in this document about Capitol has been supplied by Capitol, and information about Elkhart has been supplied by Elkhart.

                                  LEGAL MATTERS

     Certain legal matters relating to the validity of the shares of Capitol common stock offered by this proxy statement/prospectus will be passed upon for Capitol by Brian English, Capitol's General Counsel. Certain federal income tax matters relating to the exchange will be passed upon for Capitol by Miller, Canfield, Paddock and Stone, PLC.

                                     EXPERTS

     The consolidated financial statements of Capitol attached and incorporated by reference in this proxy statement/prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report, appearing elsewhere herein and incorporated herein by reference, and is attached and incorporated herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Elkhart attached to this proxy statement/prospectus as Annex D have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods stated in their report, which is attached as part of Annex D, and included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                      [This page intentionally left blank]

                                     ANNEX A

                             PLAN OF SHARE EXCHANGE


     THIS PLAN OF SHARE EXCHANGE ("Plan") is entered into effective May 22, 2003 between and among CAPITOL BANCORP LIMITED, a Michigan corporation ("Capitol") and the SHAREHOLDERS of ELKHART COMMUNITY BANK ("Elkhart").


                                 R E C I T A L S

     A. Elkhart is an Indiana banking corporation which commenced the business of banking September 9, 1999.

     B. Capitol is the holder of 254,500 shares (50.9%) of the duly issued and outstanding common stock of Elkhart ("Elkhart common stock").

     C. Elkhart common stock is privately held and not traded in any public market.

     D. Capitol's common stock ("Capitol common stock") is traded on the National Market System of the Nasdaq Stock Market, Inc.

     E. Elkhart's Board of Directors has determined that it would be in the best interest of Elkhart's stockholders to exchange their shares of stock in Elkhart for shares of Capitol common stock as described in this Plan, and Capitol is willing to make an exchange on those terms.

     The parties adopt this Plan as of the effective date.

     1. THE EXCHANGE. Each shareholder who holds Elkhart common stock will exchange his, her or their shares of Elkhart common stock for shares of Capitol common stock according to an exchange ratio determined as follows:

          ELKHART SHARE VALUE. The value of each share of Elkhart common stock shall be $14.407544.

          CAPITOL SHARE VALUE. The share value of each share of Capitol common stock shall be $20.916, the average of the closing prices of Capitol's common stock for the month ended March 31, 2003, as reported by the Nasdaq Stock Market, Inc.

          EXCHANGE RATIO. The exchange ratio will be determined by dividing the Elkhart Share Value by the Capitol Share Value.

     Each Elkhart shareholder (except Capitol) will receive shares of Capitol common stock in exchange for his, her or their Elkhart common stock calculated by multiplying the number of shares of Elkhart common stock held by the shareholder by the exchange ratio. Any fractional shares will be paid in cash.

     2. APPROVALS NECESSARY. The following approvals will be necessary prior to the Plan becoming effective:

          a. The Board of Directors of Elkhart shall have approved and adopted the Plan.

          b. The Board of Directors of Capitol shall have approved and adopted the Plan.

          c. A majority of the common stock of Elkhart (exclusive of the shares held by Capitol) shall have been voted to approve and adopt the Plan at a meeting of the shareholders called for that purpose.

          d. The Securities and Exchange Commission shall have declared effective the Registration Statement registering the shares of stock of Capitol common stock to be issued in the exchange.

     3. FAIRNESS OPINION. The Board of Directors of Elkhart shall have secured the opinion of a recognized firm of financial advisors that the share exchange is fair from a financial point of view to the shareholders of Elkhart.

     4. TAX OPINION. Miller, Canfield, Paddock and Stone, PLC, shall have issued its legal opinion that the share exchange will constitute a reorganization within the means of Section 368 of the Internal Revenue Code of 1986, as amended, and that the exchange shall not be a taxable event to the shareholders of Elkhart (except to the extent of cash received in lieu of fractional shares).

     5. SURRENDER OF CERTIFICATES. Each shareholder of Elkhart common stock shall surrender to Capitol his, her or their certificate(s) for shares of Elkhart common stock. Capitol shall direct its transfer agent, UMB Bank, n.a., to issue certificate(s) of Capitol common stock to be issued in the exchange. Certificate(s) of Capitol common stock shall be issued and registered in the same name as the shares of Elkhart common stock surrendered in exchange therefor, and shall thereafter be transferable in the same manner as otherwise provided for Capitol common stock. Shareholders of Elkhart will not be paid dividend payments, if any, paid by Capitol until such time as their certificates have been exchanged. Any such withheld dividend payment will be paid upon exchange of the certificate(s).

     6. NEW ELKHART CERTIFICATE. Elkhart shall issue its certificate registering in the name of Capitol all shares of stock now registered to shareholders other than Capitol.

                                     ANNEX B


JMP FINANCIAL, INC.
753 GRAND MARAIS
GROSSE POINTE PARK, MI 48230
TEL/FAX (313) 824-1711


                                                     June 25, 2003


Board of Directors
Elkhart Community Bank
303 South Third Street
Elkhart, Indiana 46516

Ladies and Gentlemen:


     We have examined the proposed Plan of Share Exchange (the "Agreement") dated May 22, 2003, to be entered into between Capitol Bancorp Limited, a Michigan Corporation ("CBCL") and the shareholders (the "Shareholders") of Elkhart Community Bank ("Elkhart"), an Indiana Corporation by which CBCL shall acquire from the Shareholders their outstanding shares of Elkhart, not already owned by CBCL, in exchange for shares of CBCL (the "Exchange").

     The terms of the transaction contemplated by the Agreement provide that each share of Elkhart's common stock, not already owned by CBCL, and issued and outstanding as of July 31, 2003 (the "Effective Date") shall be exchanged, pursuant to the Exchange Ratio specified in the Agreement, into shares of CBCL. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange.


     JMP Financial, Inc. ("JMP"), as a regular part of its investment banking business, is engaged in the valuation of the securities of commercial and savings banks as well as the holding companies of commercial and savings banks in connection with mergers, acquisition, and divestitures, and for other purposes.

     In connection with this engagement and rendering this opinion, we reviewed materials deemed necessary and appropriate by us under the circumstances, including:

     o Audited consolidated financial statements of Elkhart and CBCL for the years ended December 31, 2002, 2001 and 2000, as available;
     o Unaudited financial statements of Elkhart for the period ended March 31, 2003;
     o Certain unaudited internal financial information concerning the capital ratios of Elkhart;
     o    Publicly available information concerning CBCL;
     o Publicly available information with respect to certain other bank holding companies, which we deemed, appropriate, including competitors of CBCL and Elkhart;
     o Publicly available information with respect to the nature and terms of certain other transactions which we consider relevant;
     o    The Agreement;
     o Reviewed certain historical market prices and trading volumes of Elkhart's and CBCL's common stock to the extent reasonably available. As to Elkhart, such review was limited to its initial offering of common stock.

Page Two
Board of Directors
Elkhart Community Bank
June 25, 2003



     We have assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial statements and other information reviewed by us for the purposes of the opinion expressed herein. We have not made an independent evaluation or appraisal of the assets and liabilities of Elkhart or CBCL or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal, except as referenced above. Additionally, we are not experts in the evaluation of reserves for loan losses, and we have not reviewed any individual credit files. For purposes of this opinion, we have assumed that CBCL's and Elkhart's loan loss reserves are adequate in all material respects and that, in the aggregate, other conditions at CBCL and Elkhart are satisfactory and this opinion is conditioned upon such assumption. We have also assumed that there has been no material change in Elkhart's or CBCL's assets, financial condition, results of operations, business, or prospects since the date of the last financial statements made available to us for Elkhart and CBCL, respectively. This opinion is necessarily based on economic, market and other conditions in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the opinion and that JMP does not have any litigation to update, revise or reaffirm it.

     The opinion expressed herein is being rendered to the Board of Directors of Elkhart for its use in evaluation of the proposed transaction, assuming the transaction is consummated upon the terms set forth in the Agreement.

     Based upon the terms and conditions of the Exchange and the current market value of CBCL's common stock, and based further upon such other considerations as we deem relevant, JMP is, subject to the foregoing, of the opinion on the date hereof, that the consideration to be received by the Shareholders in the Exchange would be fair from a financial point of view if the transaction contemplated by the Agreement is in fact consummated pursuant to the terms thereof.

                                            Sincerely,

                                            /s/ John Palffy

                                            John Palffy
                                            President
                                            JMP Financial, Inc.

                                     ANNEX C

               OPINION OF MILLER, CANFIELD, PADDOCK AND STONE, PLC



                                  June 25, 2003


Capitol Bancorp Limited
200 Washington Square North, 4th Floor
Lansing, Michigan  48933

     Re: Federal Tax Consequences of Plan of Share Exchange

Gentlemen:


     We have acted as special counsel to Capitol Bancorp Limited ("Capitol") in connection with the Plan of Share Exchange (the "Plan") between Capitol and the shareholders of Elkhart Community Bank ("Elkhart") dated as of May 22, 2003.


     Capitol has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), a registration statement on Form S-4 (the "Registration Statement"), with respect to the common shares of Capitol to be issued to holders of shares of common stock of Elkhart in connection with the Plan. In addition, Capitol has prepared, and we have reviewed, a Proxy Statement/Prospectus which is contained in and made a part of the Registration Statement (the "Proxy Statement"). In rendering our opinion, we have relied upon the facts stated in the Proxy Statement, the representations provided to us by Capitol and Elkhart, as summarized below, and upon such other documents as we have deemed appropriate, including the information about Capitol and Elkhart referenced in the Proxy Statement.

     We have assumed that (i) all parties to the Plan, and to any other documents reviewed by us, have acted, and will act, in accordance with the terms of the Plan, (ii) all facts, information, statements and representations qualified by the knowledge and/or belief of Capitol and/or Elkhart will be complete and accurate as of the effective date of the Plan as though not so qualified, (iii) the Plan will be consummated pursuant to the terms and conditions set forth in the Plan without the waiver or modification of any such terms and conditions, and (iv) the Plan will be authorized by and will be effected pursuant to applicable state law. We have also assumed that each Elkhart shareholder holds the shares of Elkhart common stock to be surrendered under the Plan as a capital asset.

     This opinion does not address the specific tax consequences that may be relevant to a particular shareholder receiving special treatment under some federal income tax laws, including: (i) banks; (ii) tax-exempt organizations;
(iii) insurance companies; (iv) dealers in securities or foreign currencies; (v) Elkhart shareholders, if any, who received their Elkhart common stock through the exercise of employee stock options or otherwise as compensation; (vi) Elkhart shareholders who are not U.S. persons; and (vii) Elkhart shareholders who hold Elkhart common stock as part of a hedge, straddle, or conversion transaction.

     Our opinion also does not address any consequences arising under the laws of any state, locality, or foreign jurisdiction. No rulings have been or will be sought from the Internal Revenue Service regarding any matters relating to the exchange.

Capitol Bancorp Limited
June 25, 2003
Page 2



     Our opinion is predicated on the accuracy of the following representations provided to us by Capitol:

     1. The fair market value of the Capitol common stock to be received by the Elkhart shareholders will be approximately equal to the fair market value of the Elkhart common stock surrendered under the Plan.

     2. Capitol has no plan or intention to liquidate Elkhart; to merge Elkhart into another corporation; to cause Elkhart to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business; or to sell or otherwise dispose of any of the Elkhart common stock acquired in the transaction.

     3. Capitol has no plan or intention to reacquire any of its common stock issued under the Plan.

     4. Capitol, Elkhart, and the shareholders of Elkhart will pay their respective expenses, if any, incurred in connection with the Plan.

     5. The only consideration that will be received by the shareholders of Elkhart for their common stock of Elkhart is voting common stock of Capitol. Further, no liabilities of Elkhart or any Elkhart shareholder will be assumed by Capitol, nor will any of the Elkhart stock acquired by Capitol be subject to any liabilities.

     6. Capitol will not own as of immediately before the effective date of the Plan, directly or indirectly, any Elkhart common stock other than the Elkhart common stock first acquired by Capitol upon the formation of Elkhart in September of 1999.

     7. Capitol will not make any cash payments, directly or indirectly, to dissenting shareholders of Elkhart, nor will Capitol, directly or indirectly, reimburse Elkhart for any payments made by Elkhart to dissenting shareholders.

     8. Any cash payment made by Capitol to Elkhart shareholders in lieu of fractional shares of Capitol is solely for the purpose of avoiding the expense and inconvenience to Capitol of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid under the Plan to the Elkhart shareholders instead of issuing fractional shares of Capitol common stock will not exceed one percent of the total consideration that will be issued under the Plan to the Elkhart shareholders in exchange for their Elkhart common stock. The fractional share interests of each Elkhart shareholder will be aggregated and no Elkhart shareholder will receive cash in an amount greater to or greater than the value of one full share of Capitol common stock.

     9. Capitol is not an investment company as defined in Section 368(a)(2)(F)(iii) or (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

     10. The Plan will be consummated in compliance with the material terms contained in the Registration Statement, none of the material terms and conditions therein have been or will be waived or modified and Capitol has no plan or intention to waive or modify any such material condition.

Capitol Bancorp Limited
June 25, 2003
Page 3



     Our opinion is also predicated on the accuracy of the following representations provided to us by Elkhart:

     1. The Plan will be consummated in compliance with the material terms contained in the Registration Statement, none of the material terms and conditions therein have been or will be waived or modified and Elkhart has no plan or intention to waive or modify any such material condition.

     2. The fair market value of the Capitol common stock to be received by the Elkhart shareholders will be approximately equal to the fair market value of the Elkhart common stock surrendered under the Plan.

     3. Elkhart has no plan or intention to issue additional shares of its stock that would result in Capitol losing "control" of Elkhart within the meaning of
Section 368(c) of the Code.

     4. Capitol, Elkhart, and the shareholders of Elkhart will pay their respective expenses, if any, incurred in connection with the Plan.

     5. Elkhart has only one class of stock authorized, being voting common stock. At the time the Plan is executed, Elkhart will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire any stock in Elkhart.

     6. Following the execution of the Plan, Elkhart will continue its historic business or use a significant portion of its historic business assets in a business.

     7. Elkhart is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

     8. Elkhart will pay any dissenting shareholders the value of their stock out of its own funds.

     9. On the effective date of the Plan, the fair market value of the assets of Elkhart will exceed the sum of its liabilities plus, the liabilities, if any, to which the assets are subject.

     Based upon and subject to the foregoing, and subject to the qualifications, limitations, representations and assumptions contained in the portion of the Proxy Statement captioned "Material Federal Income Tax Consequences" and incorporated by reference in this opinion, we are of the opinion that:

          1) The exchange will qualify as a reorganization within the meaning of
Section 368(a)(1)(B) of the Code;

          2) No gain or loss will be recognized by the shareholders of Elkhart who exchange their Elkhart common stock solely for Capitol common stock (except with respect to cash received instead of fractional shares of Capitol common stock);

          3) The aggregate tax basis of the Capitol common stock received by Elkhart shareholders who exchange all of their Elkhart common stock for Capitol common stock in the exchange will be the same as the aggregate tax basis of the Elkhart common stock surrendered in the exchange (reduced by any adjusted basis allocable to a fractional share of Capitol common stock for which cash is received);

Capitol Bancorp Limited
June 25, 2003
Page 4



          4) The holding period of the Capitol common stock received by a former shareholder of Elkhart will include the holding period of shares of Elkhart common stock surrendered in the exchange; and

          5) A holder of Elkhart common stock who receives a cash payment instead of a fractional share of Capitol common stock will recognize capital gain or loss to the extent such cash payment is treated pursuant to Section 302 of the Code as made in exchange for the fractional share. Such gain or loss will be equal to the difference between the cash amount received and the portion of the holder's adjusted basis in shares of Elkhart common stock allocable to the fractional share, and such gain or loss will be long-term capital gain or loss for federal income tax purposes if the holder's holding period in the Elkhart common stock satisfies the long-term holding period requirement.

     No opinion is expressed on any matters other than those specifically stated. This opinion is furnished to you for use in connection with the Registration Statement and may not be used for any other purpose without our prior express written consent. We hereby consent to the inclusion of this opinion as an appendix to the Proxy Statement and to the use of our name in that portion of the Proxy Statement captioned "Material Federal Income Tax Consequences." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                  Very truly yours,

                                  /s/ Miller, Canfield, Paddock and Stone, PLC

                                  Miller, Canfield, Paddock and Stone, PLC

                                     ANNEX D

             FINANCIAL INFORMATION REGARDING ELKHART COMMUNITY BANK


Management's discussion and analysis of financial condition and
  results of operations ................................................    D-2

Condensed interim financial statements as of and for the three months
  ended March 31, 2003 and 2002 (unaudited) ............................    D-5

Audited financial statements as of and for the years ended
  December 31, 2002, 2001 and 2000 .....................................    D-11

           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations
                             ELKHART COMMUNITY BANK
   PERIODS ENDED MARCH 31, 2003 AND 2002 AND DECEMBER 31, 2002, 2001 AND 2000


FINANCIAL CONDITION
Elkhart Community Bank is engaged in commercial banking activities from its sole location in Elkhart, Indiana. From its inception in September 1999, the Bank provides a full array of banking services, principally loans and deposits, to entrepreneurs, professionals and other high net worth individuals in its community.

Total assets approximated $48.3 million at March 31, 2003, a decrease from $53.2 million at December 31, 2002. The Bank's total assets approximated $35.9 million at year-end 2001.

Total portfolio loans approximated $44.3 million at March 31, 2003, an increase of approximately $1.0 million from the $43.3 million level at December 31, 2002. At December 31, 2001, total portfolio loans approximated $31.5 million. Portfolio loan growth since 1999 has been significant. Commercial loans approximated 81% of total portfolio loans at March 31, 2003 consistent with the Bank's emphasis on commercial lending activities.

The allowance for loan losses at March 31, 2003 approximated $664,000 or 1.50% of total portfolio loans ($658,000 or 1.52% of total portfolio loans at December 31, 2002).

The allowance for loan losses is maintained at a level believed adequate by management to absorb potential losses inherent in the loan portfolio at the balance sheet date. Management's determination of the adequacy of the allowance is based on evaluation of the portfolio (including volume, amount and composition, potential impairment of individual loans and concentrations of credit), past loss experience, current economic conditions, loan commitments outstanding and other factors.

There were no loan charge-offs for the three month 2003 period ($47,000 in the corresponding 2002 period). Net loan charge-offs totaled $79,000 for the year ended December 31, 2002, compared with $22,000 in 2001 (none in 2000 or 1999).

The Bank's growth has been funded primarily by deposits, most of which are interest-bearing. Total deposits approximated $43 million at March 31, 2003, a decrease of approximately $5.1 million from the $48.1 million level at December 31, 2002. A significant factor for this decrease was the maturation of a single time deposit of about $5 million in January, 2003. Deposits increased significantly in 2002 from the $31.2 million level at the beginning of the year.

The Bank emphasizes obtaining noninterest-bearing deposits as a means to reduce its cost of funds. Noninterest-bearing deposits approximated $5.7 million at March 31, 2003 or about 13.2% of total deposits, a decrease of approximately $2.8 million from December 31, 2002. Noninterest-bearing deposits fluctuate significantly from day to day, depending upon customer account activity.

Stockholders' equity approximated $4.9 million at March 31, 2003 or approximately 10.2% of total assets. Capital adequacy is discussed elsewhere in this narrative.

RESULTS OF OPERATIONS
The Bank's net income for the three months ended March 31, 2003 approximated $118,000, compared with $29,000 in the corresponding 2002 period.

Net income for the year ended December 31, 2002 was $257,000 compared with $14,000 in 2001. 2000 represented the Bank's first full calendar year of operations, with a net loss of $229,000, compared to a net loss of $223,000 in the 1999 period of about four months.

The principal source of operating revenues is interest income. Total interest income for the three months ended March 31, 2003 approximated $735,000, compared with $593,000 in the three month 2002 period. For the year ended December 31, 2002, total interest income approximated $2.7 million, compared with $2.4 million in 2001 and $1.5 million in 2000. Interest income has increased during each of these periods because of growth in the Bank's loan portfolio, which has more than offset lower yields on loans in a decreasing interest rate environment.

Interest expense on deposits has also changed significantly during these periods, consistent with changes in interest rates and the growth in the interest-bearing deposits. Total interest expense approximated $246,000 for the three months ended March 31, 2003, compared with $218,000 for the three-month 2002 period. For the year ended December 31, 2002, total interest expense approximated $950,000, compared with $1.2 million in 2001 and $753,000 in 2000. Interest rates on deposits have decreased significantly since December 31, 2000, which has offset growth in interest-bearing deposits. As a result, interest expense was only marginally higher in the interim 2003 period compared to the corresponding 2002 period, while for the year 2002, interest expense actually decreased compared to 2001.

Net interest income approximated $489,000 for the three months ended March 31, 2003, compared with $375,000 for the 2002 corresponding period. Net interest income for the year ended December 31, 2002, approximated $1.8 million, significantly more than the $1.2 million in 2001 and $714,000 in 2000.

Provisions for loan losses were $6,000 and $78,000 for the three months ended March 31, 2003 and 2002, respectively ($264,000 for the year ended December 31, 2002, $225,000 in 2001 and $222,000 in 2000). The lower provision in the interim 2003 period was related to lower loan growth as well as lower charge-offs compared to the interim 2002 period. The provision for loan losses is based upon amounts necessary to maintain the allowance for loan losses based on management's analysis of allowance requirements discussed previously.

Noninterest income has increased consistently during the Bank's period of existence. Total noninterest income approximated $75,000 for the three months ended March 31, 2003 ($33,000 in the corresponding period in 2002) and approximated $229,000 for the year ended December 31, 2002, $123,000 in 2001 and $66,000 in 2000.

Noninterest expense has increased significantly. Total noninterest expense approximated $379,000 for the three months ended March 31, 2003, compared with $285,000 for the corresponding 2002 period. For the year ended December 31, 2002, total noninterest expense approximated $1.3 million, compared with $1.1 million in 2001 and $899,000 in 2000.

The principal component of noninterest expense is salaries and employee benefits which has increased during these periods based upon the increased staffing required to serve customers and to facilitate growth.

LIQUIDITY AND CAPITAL RESOURCES
The principal funding source for asset growth and loan origination activities is deposits. Changes in deposits and loans were previously discussed in this narrative. Most of the deposit growth since inception has been deployed into commercial loans, consistent with the Bank's emphasis on commercial lending activities.

Cash and cash equivalents approximated $3.5 million at March 31, 2003, compared with $9.2 million at December 31, 2002 and $3.9 million at December 31, 2001. As liquidity levels vary continuously based upon customer activities, amounts of cash and cash equivalents can vary widely at any given point in time. Management believes the Bank's liquidity position at March 31, 2003 is adequate to fund loan demand and to meet depositor needs.

All banks are subject to a complex series of capital ratio requirements which are imposed by state and federal banking agencies. In the case of Elkhart Community Bank, as a young bank, it is subject to a more restrictive requirement than is applicable to most banks inasmuch as the Bank must maintain a capital-to-asset ratio of not less than 8% for its first three years of operation. In the opinion of management, the Bank meets or exceeds regulatory capital requirements to which it is subject.

IMPACT OF NEW ACCOUNTING STANDARDS
There are certain new accounting standards either becoming effective or being issued in 2003. They are discussed in Note B of the accompanying interim financial statements.



















              (The remainder of this page intentionally left blank)

                             ELKHART COMMUNITY BANK

                                     ------

                     CONDENSED INTERIM FINANCIAL STATEMENTS

                   THREE MONTHS ENDED MARCH 31, 2003 AND 2002

BALANCE SHEETS

ELKHART COMMUNITY BANK

                                                         March 31        December 31
                                                           2003              2002
                                                       ------------      ------------
                                                       (unaudited)
ASSETS
Cash and due from banks                                $  1,042,458      $  1,559,902
Interest-bearing deposits with banks                         29,656            29,178
Federal funds sold                                        2,400,000         7,600,000
                                                       ------------      ------------
        Cash and cash equivalents                         3,472,114         9,189,080
Investment securities held for long-term
  investment, carried at amortized cost which
  approximates market value                                 205,550           191,100
Portfolio loans:
    Commercial                                           35,717,971        34,377,979
    Real estate mortgage                                  5,594,125         5,023,123
    Installment                                           2,967,304         3,875,916
                                                       ------------      ------------
        Total portfolio loans                            44,279,400        43,277,018
    Less allowance for loan losses                         (664,000)         (658,000)
                                                       ------------      ------------
        Net portfolio loans                              43,615,400        42,619,018
Premises and equipment                                      561,851           571,397
Accrued interest income                                     186,289           199,752
Other assets                                                255,833           439,260
                                                       ------------      ------------

        TOTAL ASSETS                                   $ 48,297,037      $ 53,209,607
                                                       ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
    Noninterest-bearing                                $  5,663,683      $  8,489,524
    Interest-bearing                                     37,374,891        39,658,982
                                                       ------------      ------------
        Total deposits                                   43,038,574        48,148,506
Accrued interest on deposits and other liabilities          321,220           242,004
                                                       ------------      ------------
        Total liabilities                                43,359,794        48,390,510

STOCKHOLDERS' EQUITY:
Common stock, par value $6.00 per share,
  1,000,000 shares authorized;
  500,000 shares issued and outstanding                   3,000,000         3,000,000
Surplus                                                   2,000,000         2,000,000
Retained-earnings deficit                                   (62,757)         (180,903)
                                                       ------------      ------------
        Total stockholders' equity                        4,937,243         4,819,097
                                                       ------------      ------------
        TOTAL LIABILITIES AND
          STOCKHOLDERS' EQUITY                         $ 48,297,037      $ 53,209,607
                                                       ============      ============

See notes to interim financial statements.

STATEMENTS OF OPERATIONS (UNAUDITED)

ELKHART COMMUNITY BANK

                                                           Three Months Ended
                                                                March 31
                                                         -----------------------
                                                           2003           2002
                                                         --------       --------
Interest income:
  Portfolio loans (including fees)                       $723,609       $580,919
  Federal funds sole                                        8,289          9,634
  Interest-bearing deposits with banks                         55
  Other                                                     3,045          2,040
                                                         --------       --------
        Total interest income                             734,998        592,593

Interest expense on deposits                              245,552        217,845
                                                         --------       --------
        Net interest income                               489,446        374,748
Provision for loan losses                                   6,000         77,671
                                                         --------       --------
        Net interest income after
          provision for loan losses                       483,446        297,077

Noninterest income:
  Service charges on deposit accounts                      13,283         10,234
  Fees from origination of non-portfolio
    residential mortgage loans                             61,374         20,169
  Other                                                       715          3,023
                                                         --------       --------
        Total noninterest income                           75,372         33,426

Noninterest expense:
  Salaries and employee benefits                          185,927        133,044
  Occupancy                                                16,897         12,570
  Other                                                   175,848        139,694
                                                         --------       --------
        Total noninterest expense                         378,672        285,308
                                                         --------       --------
Income before federal income taxes                        180,146         45,195
Federal income taxes                                       62,000         16,000
                                                         --------       --------

NET INCOME                                               $118,146       $ 29,195
                                                         ========       ========

NET INCOME PER SHARE (basic and diluted)                 $   0.24       $   0.06
                                                         ========       ========

See notes to interim financial statements.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED)

ELKHART COMMUNITY BANK

                                                                     Retained-
                                        Common                       Earnings
                                         Stock          Surplus       Deficit         Total
                                      ----------     ----------     ----------      ----------
THREE MONTHS ENDED MARCH 31, 2002
Balances at January 1, 2002           $3,000,000     $2,000,000     $ (438,309)     $4,561,691

Net income for the 2002 period                                          29,195          29,195
                                      ----------     ----------     ----------      ----------

     BALANCES AT MARCH 31, 2002       $3,000,000     $2,000,000     $ (409,114)     $4,590,886
                                      ==========     ==========     ==========      ==========


THREE MONTHS ENDED MARCH 31, 2003
Balances at January 1, 2003           $3,000,000     $2,000,000     $ (180,903)     $4,819,097

Net income for the 2003 period                                         118,146         118,146
                                      ----------     ----------     ----------      ----------

     BALANCES AT MARCH 31, 2003       $3,000,000     $2,000,000     $  (62,757)     $4,937,243
                                      ==========     ==========     ==========      ==========

See notes to interim financial statements.

STATEMENTS OF CASH FLOWS (UNAUDITED)

ELKHART COMMUNITY BANK

                                                                           Three Months Ended
                                                                                March 31
                                                                      ----------------------------
                                                                          2003             2002
                                                                      -----------      -----------
OPERATING ACTIVITIES
  Net income for the period                                           $   118,146      $    29,195
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Provision for loan losses                                             6,000           77,671
      Depreciation of premises and equipment                               13,718           18,460
  Decrease (increase) in accrued interest income and other assets         196,890           (1,046)
  Increase in accrued interest on deposits and
    other liabilities                                                      79,216            9,144
                                                                      -----------      -----------
        NET CASH PROVIDED BY OPERATING
          ACTIVITIES                                                      413,970          133,424

INVESTING ACTIVITIES
  Purchases of investment securities held for long-term
    investment                                                            (14,450)
  Net increase in portfolio loans                                      (1,002,382)      (2,098,166)
  Purchases of premises and equipment                                      (4,172)          (1,233)
                                                                      -----------      -----------
        NET CASH USED BY INVESTING
          ACTIVITIES                                                   (1,021,004)      (2,099,399)

FINANCING ACTIVITIES
  Net increase (decrease) in demand deposits, NOW accounts
    and savings accounts                                               (3,467,359)         948,441
  Net decrease in certificates of deposit                              (1,642,573)        (351,952)
                                                                      -----------      -----------
        NET CASH PROVIDED (USED) BY FINANCING
          ACTIVITIES                                                   (5,109,932)         596,489
                                                                      -----------      -----------
        DECREASE IN CASH AND CASH
          EQUIVALENTS                                                  (5,716,966)      (1,369,486)
Cash and cash equivalents at beginning of period                        9,189,080        3,862,396
                                                                      -----------      -----------

        CASH AND CASH EQUIVALENTS AT END OF
          PERIOD                                                      $ 3,472,114      $ 2,492,910
                                                                      ===========      ===========

See notes to interim financial statements.

                NOTES TO INTERIM FINANCIAL STATEMENTS (UNAUDITED)

                             ELKHART COMMUNITY BANK


NOTE A--BASIS OF PRESENTATION

     The accompanying condensed financial statements of Elkhart Community Bank have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America.

     The statements do, however, include all adjustments of a normal recurring nature which Elkhart considers necessary for a fair presentation of the interim periods.

     The results of operations for the three-month period ended March 31, 2003 are not necessarily indicative of the results to be expected for the year ending December 31, 2003.

     Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, establishes an alternative fair value method of accounting for stock options whereby compensation expense would be recognized based on the computed fair value of the options on the grant date. By not electing this alternative, certain pro forma disclosures of the expense recognition provisions of Statement No. 123 are required, which are as follows:

                                                    2003           2002
                                                 -----------    -----------
     Net income:
       As reported                               $   118,146    $    29,195
       Less pro forma compensation
         expense regarding fair value
         of stock option awards, net
         of income tax effect                         (9,103)        (8,703)
                                                 -----------    -----------
       Pro forma                                     109,043         20,492
     Net income per share:
       Basic:
            As reported                                 0.24           0.06
            Pro forma                                   0.22           0.04
       Diluted:
            As reported                                 0.24           0.06
            Pro forma                            $      0.22    $      0.04


NOTE B--NEW ACCOUNTING STANDARDS

     The Financial Accounting Standards Board (FASB) recently issued Statement No. 149, AMENDMENT OF STATEMENT NO. 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. This new standard, which clarifies the accounting for derivative instruments including certain derivative instruments embedded in other contracts, hedging activities under Statement No. 133 and aligns current accounting with other FASB projects, intends to create more consistent accounting treatment to derivative instruments and hedging activities. It is effective for contracts entered into after June 30, 2003 and is not expected to have a material impact on the Bank's financial position or results of operation, upon implementation.

     A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies. Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to the Bank's financial statements.

                             ELKHART COMMUNITY BANK
                                     ------

                              FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

REPORT OF INDEPENDENT AUDITORS


Board of Directors and Stockholders
Elkhart Community Bank

We have audited the accompanying balance sheets of Elkhart Community Bank as of December 31, 2002 and 2001, and the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2002, 2001 and 2000. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elkhart Community Bank as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years ended December 31, 2002, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.


/s/ BDO Seidman, LLP

Grand Rapids, Michigan
January 31, 2003

BALANCE SHEETS

ELKHART COMMUNITY BANK

                                                            December 31
                                                    ---------------------------
                                                        2002           2001
                                                    ------------   ------------
ASSETS



Cash and due from banks                             $  1,559,902   $  1,362,396
Interest-bearing deposits with banks                      29,178
Federal funds sold                                     7,600,000      2,500,000
                                                    ------------   ------------
        Cash and cash equivalents                      9,189,080      3,862,396
Investment securities held for long-term
   investment, carried at amortized cost which
   approximates market value--Note B                     191,100        136,000
Portfolio loans--Note C:
  Commercial                                          34,377,979     26,428,281
  Real estate mortgage                                 5,023,123      1,112,667
  Installment                                          3,875,916      3,950,731
                                                    ------------   ------------
        Total portfolio loans                         43,277,018     31,491,679
  Less allowance for loan losses                        (658,000)      (473,000)
                                                    ------------   ------------
        Net portfolio loans                           42,619,018     31,018,679
Premises and equipment--Note E                           571,397        511,094
Accrued interest income                                  199,752        180,772
Other assets                                             439,260        230,002
                                                    ------------   ------------

        TOTAL ASSETS                                $ 53,209,607   $ 35,938,943
                                                    ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Noninterest-bearing                               $  8,489,524   $  3,632,216
  Interest-bearing--Note F                            39,658,982     27,544,108
                                                    ------------   ------------
        Total deposits                                48,148,506     31,176,324
Accrued interest on deposits and other liabilities       242,004        200,928
                                                    ------------   ------------
        Total liabilities                             48,390,510     31,377,252

STOCKHOLDERS' EQUITY--Notes G and L:
Common stock, par value $6.00 per share,
  1,000,000 shares authorized;
  500,000 shares issued and outstanding                3,000,000      3,000,000
Surplus                                                2,000,000      2,000,000
Retained-earnings deficit                               (180,903)      (438,309)
                                                    ------------   ------------
        Total stockholders' equity                     4,819,097      4,561,691
                                                    ------------   ------------
        TOTAL LIABILITIES AND
           STOCKHOLDERS' EQUITY                     $ 53,209,607   $ 35,938,943
                                                    ============   ============

See notes to financial statements.

STATEMENTS OF OPERATIONS

ELKHART COMMUNITY BANK

                                                             Year Ended December 31
                                                      ---------------------------------------
                                                         2002          2001          2000
                                                      -----------   -----------   -----------
Interest income:
  Portfolio loans (including fees)                    $ 2,631,866   $ 2,184,037   $ 1,086,878
  Federal funds sold                                       47,876       148,473       336,401
  Interest-bearing deposits with banks                     17,389        35,126
  Other                                                    25,126         8,152         8,575
                                                      -----------   -----------   -----------
        Total interest income                           2,704,868     2,358,051     1,466,980

Interest expense:
  Interest expense on deposits                            949,453     1,165,551       752,706
  Other                                                       218
                                                      -----------   -----------   -----------
        Total interest expense                            949,671     1,165,991       752,706
        Net interest Income                             1,755,197     1,192,500       714,274
Provision for loan losses--Note C                         263,545       225,193       222,000
                                                      -----------   -----------   -----------
        Net interest income after provision
          for loan losses                               1,491,652       967,307       492,274

Noninterest income:
  Service charges on deposit accounts                      72,646        26,705         5,990
  Fees from origination of non-portfolio
    residential mortgage loans                            130,361        82,065        52,956
  Other                                                    26,319        13,968         7,209
                                                      -----------   -----------   -----------
        Total noninterest income                          229,326       122,738        66,155

Noninterest expense:
  Salaries and employee benefits                          605,651       495,830       410,675
  Occupancy                                                56,064        38,882        37,163
  Equipment rent, depreciation and maintenance             89,129        95,008        89,516
  Other                                                   575,728       435,532       361,789
                                                      -----------   -----------   -----------
        Total noninterest expense                       1,326,572     1,065,252       899,143
                                                      -----------   -----------   -----------
Income (loss) before federal income taxes (benefit)       394,406        24,793      (340,714)
Federal income taxes (benefit)--Note I                    137,000        11,000      (112,000)
                                                      -----------   -----------   -----------

NET INCOME (LOSS)                                     $   257,406   $    13,793   $  (228,714)
                                                      ===========   ===========   ===========

NET INCOME (LOSS) PER SHARE (basic and diluted)       $      0.51   $      0.03   $     (0.46)
                                                      ===========   ===========   ===========

See notes to financial statements

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

ELKHART COMMUNITY BANK

                                                                          Retained-
                                            Common                         Earnings
                                            Stock          Surplus         Deficit           Total
                                         -----------     -----------     -----------      -----------
Balances at January 1, 2000              $ 3,000,000     $ 2,000,000     $  (223,388)     $ 4,776,612

Net loss for 2000                                                           (228,714)        (228,714)
                                         -----------     -----------     -----------      -----------

       BALANCES AT DECEMBER 31, 2000       3,000,000       2,000,000        (452,102)       4,547,898

Net income for 2001                                                           13,793           13,793
                                         -----------     -----------     -----------      -----------

       BALANCES AT DECEMBER 31, 2001       3,000,000       2,000,000        (438,309)       4,561,691

Net income for 2002                                                          257,406          257,406
                                         -----------     -----------     -----------      -----------

       BALANCES AT DECEMBER 31, 2002     $ 3,000,000     $ 2,000,000     $  (180,903)     $ 4,819,097
                                         ===========     ===========     ===========      ===========

See notes to financial statements.

STATEMENTS OF CASH FLOWS

ELKHART COMMUNITY BANK

                                                                         Year Ended December 31
                                                            ------------------------------------------------
                                                                2002              2001              2000
                                                            ------------      ------------      ------------
OPERATING ACTIVITIES
  Net income (loss) for the period                          $    257,406      $     13,793      $   (228,714)
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
      Provision for loan losses                                  263,545           225,193           222,000
      Depreciation of premises and equipment                      70,109            73,413            72,015
      Deferred income taxes                                       13,000            11,000          (112,000)
  Increase in accrued interest income and other assets          (241,238)          (70,996)          (57,031)
  Increase (decrease) in accrued interest on deposits
    and other liabilities                                         41,076          (140,180)          321,222
                                                            ------------      ------------      ------------
        NET CASH PROVIDED BY
          OPERATING ACTIVITIES                                   403,898           112,223           217,492

INVESTING ACTIVITIES
  Proceeds from sales of investment securities
      held for long-term investment                                                                   14,000
  Purchases of investment securities held for long-term
      investment                                                 (55,100)
  Net increase in portfolio loans                            (11,863,884)      (13,545,603)      (13,926,523)
  Purchases of premises and equipment                           (130,412)           (4,537)          (48,073)
                                                            ------------      ------------      ------------
                 NET CASH USED BY INVESTING
                    ACTIVITIES                               (12,049,396)      (13,550,140)      (13,960,596)

FINANCING ACTIVITIES
  Net increase in demand deposits, NOW accounts
      and savings accounts                                     7,563,989         7,653,111         2,283,350
  Net increase in certificates of deposit                      9,408,193         4,153,140        11,084,878
                                                            ------------      ------------      ------------
        NET CASH PROVIDED BY FINANCING
          ACTIVITIES                                          16,972,182        11,806,251        13,368,228
                                                            ------------      ------------      ------------
        INCREASE (DECREASE) IN CASH AND
          CASH EQUIVALENTS                                     5,326,684        (1,631,666)         (374,876)
Cash and cash equivalents at beginning of year                 3,862,396         5,494,062         5,868,938
                                                            ------------      ------------      ------------

        CASH AND CASH EQUIVALENTS AT
          END OF YEAR                                       $  9,189,080      $  3,862,396      $  5,494,062
                                                            ============      ============      ============

See notes to financial statements

NOTES TO FINANCIAL STATEMENTS

ELKHART COMMUNITY BANK

DECEMBER 31, 2002


NOTE A--SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS AND BASIS OF PRESENTATION: Elkhart Community Bank (the "Bank") is a full-service commercial bank located in Elkhart, Indiana. The Bank commenced operations in September 1999. The Bank is 51% owned by Capitol Bancorp Limited, a bank development company headquartered in Phoenix, Arizona and Lansing, Michigan.

The Bank provides a full range of banking services to individuals, businesses and other customers located in its community. A variety of deposit products are offered, including checking, savings, money market, individual retirement accounts and certificates of deposit. The principal market for the Bank's financial services is the community in which it is located and the areas immediately surrounding that community.

ESTIMATES: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS: Cash and cash equivalents include cash on hand, amounts due from banks (interest-bearing and noninterest-bearing) and federal funds sold. Generally, federal funds transactions are entered into for a one-day period.

INVESTMENT SECURITIES: Investment securities available for sale (none at December 31, 2002 and 2001) are carried at market value with unrealized gains and losses reported as a separate component of stockholders' equity, net of tax effect (accumulated other comprehensive income). All other investment securities are classified as held for long-term investment and are carried at amortized cost, which approximates market value. Investments are classified at the date of purchase based on management's analysis of liquidity and other factors. The adjusted cost of specific securities sold is used to compute realized gains or losses. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

LOANS, CREDIT RISK AND ALLOWANCE FOR LOAN LOSSES: Portfolio loans are carried at their principal balance based on management's intent and ability to hold such loans for the foreseeable future until maturity or repayment.

NOTES TO FINANCIAL STATEMENTS

ELKHART COMMUNITY BANK

DECEMBER 31, 2002


NOTE A--SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

Credit risk arises from making loans and loan commitments in the ordinary course of business. Consistent with the Bank's emphasis on business lending, there are concentrations of credit in loans secured by commercial real estate, equipment and other business assets. The maximum potential credit risk to the Bank, without regard to underlying collateral and guarantees, is the total of loans and loan commitments outstanding. Management reduces the Bank's exposure to losses from credit risk by requiring collateral and/or guarantees for loans granted and by monitoring concentrations of credit, in addition to recording provisions for loan losses and maintaining an allowance for loan losses.

The allowance for loan losses is maintained at a level believed adequate by management to absorb estimated losses inherent in the portfolio at the balance sheet date. Management's determination of the adequacy of the allowance is based on evaluation of the portfolio (including potential impairment of individual loans and concentrations of credit), past loss experience, current economic conditions, volume, amount and composition of the loan portfolio, loan commitments outstanding and other factors. The allowance is increased by provisions charged to operations and reduced by net charge-offs.

INTEREST AND FEES ON LOANS: Interest income on loans is recognized based upon the principal balance of loans outstanding. Fees from origination of portfolio loans generally approximate the direct costs of successful loan originations.

The accrual of interest is generally discontinued when a loan becomes 90 days past due as to interest. When interest accruals are discontinued, interest previously accrued (but unpaid) is reversed. Management may elect to continue the accrual of interest when the estimated net realizable value of collateral is sufficient to cover the principal balance and accrued interest and the loan is in process of collection.

PREMISES AND EQUIPMENT: Premises and equipment are stated on the basis of cost. Depreciation is computed principally by the straight-line method based upon estimated useful lives of the respective assets. Leasehold improvements are generally depreciated over the respective lease term.

OTHER REAL ESTATE: Other real estate (included as a component of other assets, $150,000 at December 31, 2002 and none in 2001) comprises properties acquired through a foreclosure proceeding or acceptance of a deed in lieu of foreclosure. These properties held for sale are carried at the lower of cost or estimated fair value (net of estimated selling cost) at the date acquired and are periodically reviewed for subsequent impairment.

NOTES TO FINANCIAL STATEMENTS

ELKHART COMMUNITY BANK

DECEMBER 31, 2002


NOTE A--SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

STOCK-BASED COMPENSATION: No stock-based compensation expense is recorded upon granting of stock options because such stock options are accounted for under the provisions of Accounting Principles Board (APB) Opinion 25 (and related interpretations) and are granted at an exercise price equal to the market price of common stock at grant date.

Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, establishes an alternative fair value method of accounting for stock options whereby compensation expense would be recognized based on the computed fair value of the options on the grant date. By not electing this alternative, certain pro forma disclosures of the expense recognition provisions of Statement No. 123 are required, which are as follows:

                                                      2002              2001             2000
                                                  -----------       -----------      -----------
     Fair value assumptions:
              Risk-free interest rate                     4.5%              5.0%             7.0%
              Dividend yield                               --                --               --
              Stock price volatility                      .46               .39              .83
              Expected option life                    7 years                --               --
     Aggregate estimated fair value of
         options granted                          $    12,000                --               --
     Net income (loss):
              As reported                             257,406       $    13,793      $  (228,714)
              Less pro forma compensation
                 expense regarding fair value
                 of stock option awards, net
                 of income tax effect                 (36,412)          (34,810)         (34,810)
                                                  -----------       -----------      -----------

              Pro forma                               220,994           (21,017)        (263,524)
     Net income (loss) per share:
         Basic:
              As reported                                0.51              0.03            (0.46)
              Pro forma                                  0.44             (0.04)           (0.53)
         Diluted:
              As reported                                0.51              0.03            (0.46)
              Pro forma                           $      0.44       $     (0.04)     $     (0.53)

TRUST ASSETS AND RELATED INCOME: Customer property, other than funds on deposit, held in a fiduciary or agency capacity by the Bank is not included in the balance sheet because it is not an asset of the Bank. Trust fee income is recorded on the accrual method.

FEDERAL INCOME TAXES: Deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred income taxes of a change in tax laws or rates is recognized in income in the period that includes the enactment date.

NOTES TO FINANCIAL STATEMENTS

ELKHART COMMUNITY BANK

DECEMBER 31, 2002


NOTE A--SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

NET INCOME (LOSS) PER SHARE: Net income (loss) per share is based on the weighted average number of common shares outstanding (500,000 shares). Diluted net income (loss) per share includes the dilutive effect of stock options (see Note G).

COMPREHENSIVE INCOME (LOSS): Comprehensive income is the sum of net income
(loss) and certain other items which are charged or credited to stockholders' equity. For the periods presented, the Bank had no elements of comprehensive income (loss) other than net income (loss).

NEW ACCOUNTING STANDARDS: Financial Accounting Standards Board (FASB) Statement No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS, requires that goodwill no longer be amortized and charged against earnings, but instead be reviewed for impairment. Amortization of goodwill ceased upon adoption of the Statement. This new standard requires that goodwill be reviewed periodically for impairment and, accordingly, impairment adjustments of goodwill be charged against earnings, when determined. As of December 31, 2002, the Bank had no recorded goodwill.

The FASB has also recently issued Statements No. 143 (ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS), No. 144 (ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS), No. 145 (which updates, clarifies and simplifies certain existing accounting pronouncements--rescission of Statements No. 4, 44 and 64, amendment of Statement No. 13 and technical corrections) and No. 146 (ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES). These new standards have varying effective dates in 2002 and 2003 and, based on management's analysis, are not expected to have a material effect on the Bank's financial statements, upon implementation.

Statement No. 147, ACQUISITIONS OF CERTAIN FINANCIAL INSTITUTIONS, amends prior standards relating to some acquisitions of financial institutions, requiring such transactions to be accounted for in accordance with Statements No. 141 and
142. It had no material effect on the Bank's financial statements, upon implementation.

Statement No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE, provides alternative methods of transition for a voluntary change to the fair-value based method of accounting for stock-based employee compensation and it amends the prior disclosure requirements of Statement No. 123 to require more prominent and frequent disclosures about the effects of stock-based compensation. As permitted, the Bank has retained its prior method of accounting for stock-based employee compensation.

NOTES TO FINANCIAL STATEMENTS

ELKHART COMMUNITY BANK

DECEMBER 31, 2002


NOTE A--SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

FASB Interpretation No. 45, GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES AND INDEBTEDNESS OF OTHERS, expands disclosures about obligations under certain guarantees and, in addition, requires recording a liability for the fair value of the obligations undertaken in issuing the guarantee, applicable to guarantees issued or modified after December 31, 2002. This new guidance had no material impact on the Bank's financial position or results of operations, upon implementation.

In 2001, the Securities and Exchange Commission, American Institute of Certified Public Accountants and Federal Financial Institutions Examination Council each issued new guidance (some of which remains to be finalized) on accounting for allowances for loan losses. While the new guidance does not change prior accounting rules in this area, it provides additional clarification and guidance on how the calculation, adequacy and approval of the allowances should be documented by management.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies. Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to the Bank's financial statements.

NOTE B--INVESTMENT SECURITIES

Investment securities consisted of Federal Reserve Bank stock at December 31, 2002 and 2001, which has been pledged to secure public and trust deposits and for other purposes as required by law. Such investment is restricted and may only be resold to or redeemed by the issuer.

NOTE C--LOANS

Transactions in the allowance for loan losses are summarized below:

                                          2002         2001         2000
                                       ---------    ---------    ---------
     Balance at January 1              $ 473,000    $ 270,000    $  48,000
     Provision charged to operations     263,545      225,193      222,000
     Loans charged off (deduction)       (78,545)     (22,193)          --
     Recoveries                               --           --           --
                                       ---------    ---------    ---------

            Balance at December 31     $ 658,000    $ 473,000    $ 270,000
                                       =========    =========    =========

NOTES TO FINANCIAL STATEMENTS

ELKHART COMMUNITY BANK

DECEMBER 31, 2002


NOTE C--LOANS--CONTINUED

Impaired loans (i.e., loans for which there is a reasonable probability that borrowers would be unable to repay all principal and interest due under the contractual terms of the loan documents) were not material. Nonperforming loans (i.e., loans which are 90 days or more past due and loans on nonaccrual status) as of December 31, 2002 and 2001 are summarized below:

                                               2002          2001
                                             --------      --------
        Nonaccrual loans:
                      Commercial             $245,000      $     --
                      Real estate                  --            --
                      Installment                  --       222,000
                                             --------      --------
        Total nonaccrual loans                245,000       222,000

        Past due (>90 days) loans:
                      Commercial                   --            --
                      Real estate                  --            --
                      Installment                  --            --
                                             --------      --------
        Total past due loans                      -0-           -0-
                                             --------      --------

        Total nonperforming loans            $245,000      $222,000
                                             ========      ========

If nonperforming loans had performed in accordance with their contractual terms during the year, additional interest income of $13,000 would have been recorded in 2002 ($8,000 in 2001 and none in 2000). Interest income recognized on loans in nonaccrual status in 2002 operations approximated $7,000 ($8,000 in 2001 and 2000). At December 31, 2002, there were no material amounts of loans which were restructured or otherwise renegotiated as a concession to troubled borrowers.

NOTES TO FINANCIAL STATEMENTS

ELKHART COMMUNITY BANK

DECEMBER 31, 2002


NOTE C--LOANS--CONTINUED

The amounts of the allowance for loan losses allocated in the following table are based on management's estimate of losses inherent in the portfolio at the balance sheet date, and should not be interpreted as an indication of future charge-offs:

                                            December 31, 2002         December 31, 2001
                                         -----------------------    ----------------------
                                                      Percentage                Percentage
                                                       of Total                  of Total
                                                      Portfolio                 Portfolio
                                          Amount        Loans        Amount       Loans
                                         --------     --------      --------     --------
     Commercial                          $565,800         1.31%     $397,320         1.26%
     Real estate mortgage                  42,000         0.10        14,190         0.04
     Installment                           50,200         0.11        61,490         0.20
                                         --------     --------      --------     --------

     Total allowance for loan losses     $658,000         1.52%     $473,000         1.50%
                                         ========     ========      ========     ========

NOTE D--RELATED PARTIES TRANSACTIONS

In the ordinary course of business, the Bank makes loans to officers and directors of the Bank including their immediate families and companies in which they are principal owners. At December 31, 2002 and 2001, total loans to these persons approximated $3.1 million and $1.6 million, respectively. During 2002, $2.2 of new loans were made to these persons and repayments totaled $693,000. Such loans are made at the Bank's normal credit terms.

Such officers and directors of the Bank (and their associates, family and/or affiliates) are also depositors of the Bank. Such deposits are similarly made at the Bank's normal terms as to interest rate, term and deposit insurance.

The Bank purchases certain data processing and management services from Capitol Bancorp Limited. Amounts paid for such services approximated $268,000, $248,000 and $192,000 in 2002, 2001 and 2000, respectively.

NOTES TO FINANCIAL STATEMENTS

ELKHART COMMUNITY BANK

DECEMBER 31, 2002


NOTE E--PREMISES AND EQUIPMENT

Major classes of premises and equipment consisted of the following at December
31:

                                                   2002            2001
                                                 ---------       ---------
     Land, buildings and improvements            $ 472,670       $ 437,538
     Equipment and furniture                       331,787         236,507
                                                 ---------       ---------
                                                   804,457         674,045
     Less accumulated depreciation                (233,060)       (162,951)
                                                 ---------       ---------

                                                 $ 571,397       $ 511,094
                                                 =========       =========

NOTE F--DEPOSITS

The aggregate amount of time deposits of $100,000 or more approximated $18.7 million and $11.2 million as of December 31, 2002 and 2001, respectively.

At December 31, 2002, the scheduled maturities of time deposits of $100,000 or more were as follows:

    2003                                         $ 9,827,000
    2004                                           7,579,000
    2005                                             454,000
    2006                                             585,000
    2007                                             225,000
                                                 -----------

        Total                                    $18,670,000
                                                 ===========

Interest paid approximates amounts charged to operations on an accrual basis for the periods presented.

NOTE G--STOCK OPTIONS


At December 31, 2002, 42,000 stock options were outstanding which expire in 2009, of which 40,000 were granted in 1999 and 2,000 were granted in 2002 and 26,400 were currently exercisable. 40,000 stock options were outstanding at December 31, 2001 and 2000 of which 18,000 and 10,000 were currently exercisable, respectively. Each option vests ratably over a five-year period and enables the holder to purchase one share of the Bank's common stock at $10.00 per share.

NOTES TO FINANCIAL STATEMENTS

ELKHART COMMUNITY BANK

DECEMBER 31, 2002


NOTE H--EMPLOYEE BENEFIT PLANS

Subject to eligibility requirements, the Bank's employees participate in the employee benefit plans of Capitol Bancorp Limited. Amounts charged to expense by the Bank for these defined contribution plans approximated $18,000 in 2002 and 2001 and $7,000 in 2000.

NOTE I--INCOME TAXES

Federal income taxes (benefit) consist of the following components:

                               2002           2001          2000
                            ---------      ---------     ----------
     Current                $ 124,000      $     -0-     $      -0-
     Deferred                  13,000         11,000       (112,000)
                            ---------      ---------     ----------

                            $ 137,000      $  11,000     $ (112,000)
                            =========      =========     ==========

Federal income taxes of $160,000 were paid during 2002 (none in 2001 and 2000).

Net deferred income tax assets consisted of the following at December 31:

                                                   2002             2001
                                                 ---------        ---------
     Allowance for loan losses                   $ 208,000        $ 145,000
     Net operating loss carryforward                   -0-           42,000
     Other, net                                     (6,000)          28,000
                                                 ---------        ---------

                                                 $ 202,000        $ 215,000
                                                 =========        =========

NOTES TO FINANCIAL STATEMENTS

ELKHART COMMUNITY BANK

DECEMBER 31, 2002


NOTE J--ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

Carrying values and estimated fair values of financial instruments at December 31 were as follows (in thousands):

                                                               2002                       2001
                                                      ----------------------      ----------------------
                                                                   Estimated                   Estimated
                                                      Carrying        Fair        Carrying        Fair
                                                       Value         Value         Value         Value
                                                      --------      --------      --------      --------
Financial Assets:
    Cash and cash equivalents                         $  9,189      $  9,189      $  3,862      $  3,862
    Investment securities held for long-term
       investment                                          191           191           136           136
    Portfolio loans:
        Fixed rate                                      23,617        23,697        18,683        18,703
        Variable rate                                   19,660        19,947        12,809        12,851
                                                      --------      --------      --------      --------
           Total portfolio loans                        43,277        43,644        31,492        31,554
        Less allowance for loan losses                    (658)         (658)         (473)         (473)
                                                      --------      --------      --------      --------
           Net portfolio loans                          42,619        42,986        31,019        31,081

Financial Liabilities:
    Deposits:
        Noninterest-bearing                              8,490         8,490         3,632         3,632
        Interest-bearing:
           Demand accounts                              12,414        12,411         9,707         9,705
           Time certificates of deposit less
               than $100,000                             8,575         8,517         6,607         6,559
           Time certificates of deposit
               $100,000 or more                         18,670        18,727        11,230        11,327
                                                      --------      --------      --------      --------
                  Total interest-bearing deposits       39,659        39,655        27,544        27,591
                                                      --------      --------      --------      --------
                  Total deposits                        48,149        48,145        31,176        31,223

Estimated fair values of financial assets and liabilities are based upon a comparison of current interest rates on financial instruments and the timing of related scheduled cash flows to the estimated present value of such cash flows using current estimated market rates of interest unless quoted market values or other fair value information is more readily available. Such estimates of fair value are not intended to represent market value or portfolio liquidation value, and only represent an estimate of fair values based on current financial reporting requirements.

NOTES TO FINANCIAL STATEMENTS

ELKHART COMMUNITY BANK

DECEMBER 31, 2002

NOTE K--COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, various loan commitments are made to accommodate the financial needs of Bank customers. Such loan commitments include stand-by letters of credit, lines of credit, and various commitments for other commercial, consumer and mortgage loans. Stand-by letters of credit, when issued, commit the Bank to make payments on behalf of customers when certain specified future events occur and are used infrequently ($209,000 and $80,000 at December 31, 2002 and 2001, respectively). Other loan commitments outstanding consist of unused lines of credit and approved, but unfunded, specific loan commitments ($9.2 million and $8.9 million at December 31, 2002 and 2001, respectively).

These loan commitments (stand-by letters of credit and unfunded loans) generally expire within one year and are reviewed periodically for continuance or renewal. All loan commitments have credit risk essentially the same as that involved in routinely making loans to customers and are made subject to the Bank's normal credit policies. In making these loan commitments, collateral and/or personal guarantees of the borrowers are generally obtained based on management's credit assessment. Such loan commitments are also included in management's evaluation of the adequacy of the allowance for loan losses.

Deposits at the Bank are insured up to the maximum amount covered by FDIC insurance.

NOTE L--CAPITAL REQUIREMENTS

The Bank is subject to certain capital requirements. Federal financial institution regulatory agencies have established certain risk-based capital guidelines for banks. Those guidelines require all banks to maintain certain minimum ratios and related amounts based on "Tier 1" and "Tier 2" capital and "risk-weighted assets" as defined and periodically prescribed by the respective regulatory agencies. Failure to meet these capital requirements can result in severe regulatory enforcement action or other adverse consequences for a depository institution, and, accordingly, could have a material impact on the Bank's financial statements.

Under the regulatory capital adequacy guidelines and related framework for prompt corrective action, the specific capital requirements involve quantitative measures of assets, liabilities and certain off-balance-sheet items calculated under regulatory accounting practices. The capital amounts and classifications are also subject to qualitative judgments by regulatory agencies about components, risk weighting and other factors.

NOTES TO FINANCIAL STATEMENTS

ELKHART COMMUNITY BANK

DECEMBER 31, 2002


NOTE L--CAPITAL REQUIREMENTS--CONTINUED

As a condition of charter approval, the Bank is required to maintain a core capital (Tier 1) to average total assets of not less than 8% and an allowance for loan losses of not less than 1% of portfolio loans for the first three years of operations. As of December 31, 2002, the bank had been in operation for more than three years.

As of December 31, 2002, the most recent notification received by the Bank from regulatory agencies has advised that the Bank is classified as "well-capitalized" as that term is defined by the applicable agencies. There are no conditions or events since those notifications that management believes would change the regulatory classification of the Bank.

Management believes, as of December 31, 2002, that the Bank meets all capital adequacy requirements to which it is subject.

The Bank's various amounts of regulatory capital and related ratios as of December 31, 2002 and 2001 are summarized below (amounts in thousands):

                                                                     2002         2001
                                                                     ----         ----
Tier 1 capital to average total assets:
        Minimum required amount                                    >=$1,940      >=$2,843
        Actual amount                                                $4,819        $4,358
               Ratio                                                   9.94%        12.26%

Tier 1 capital to risk-weighted assets:
        Minimum required amount(1)                                 >=$1,752      >=$1,205
        Actual amount                                                $4,819        $4,358
               Ratio                                                  11.00%        14.47%

Combined Tier 1 and Tier 2 capital to risk-weighted assets:
        Minimum required amount(2)                                 >=$3,504      >=$2,409
        Amount required to meet "Well-Capitalized" category(3)     >=$4,380      >=$3,011
        Actual amount                                                $5,368        $4,736
               Ratio                                                  12.26%        15.73%

(1)  The minimum required ratio of Tier 1 capital to risk-weighted assets is 4%.
(2) The minimum required ratio of Tier 1 and Tier 2 capital to risk-weighted assets is 8%.
(3) In order to be classified as a `well-capitalized' institution, the ratio of Tier 1 and Tier 2 capital to risk-weighted assets must be 10% or more.

                                     ANNEX E


                    FINANCIAL AND OTHER INFORMATION REGARDING
                             CAPITOL BANCORP LIMITED

The following items accompany this Proxy Statement/Prospectus as mailed to the shareholders of Elkhart Community Bank:

     -    Report on Form 10-Q for period ended March 31, 2003

     -    Annual report to shareholders for year ended December 31, 2002

     -    Annual report on Form 10-K for year ended December 31, 2002

     - Proxy statement for Capitol's Annual Meeting of Shareholders held on May 8, 2003

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                                     ANNEX F


                            EXCERPTS OF INDIANA CODE
                          REGARDING DISSENTERS' RIGHTS


IC 23-1-44-1 "CORPORATION" DEFINED
Sec. 1. As used in this chapter, "corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
AS ADDED BY P.L.149-1986, SEC.28.

IC 23-1-44-2 "DISSENTER" DEFINED
Sec. 2. As used in this chapter, "dissenter" means a shareholder who is entitled to dissent from corporate action under section 8 of this chapter and who exercises that right when and in the manner required by sections 10 through 18 of this chapter.
AS ADDED BY P.L.149-1986, SEC.28.

IC 23-1-44-3 "FAIR VALUE" DEFINED
Sec. 3. As used in this chapter, "fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
AS ADDED BY P.L.149-1986, SEC.28.

IC 23-1-44-4 "INTEREST" DEFINED
Sec. 4. As used in this chapter, "interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
AS ADDED BY P.L.149-1986, SEC.28.

IC 23-1-44-5 "RECORD SHAREHOLDER" DEFINED
Sec. 5. As used in this chapter, "record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent that treatment as a record shareholder is provided under a recognition procedure or a disclosure procedure established under IC 23-1-30-4.
AS ADDED BY P.L.149-1986, SEC.28.

IC 23-1-44-6 "BENEFICIAL SHAREHOLDER" DEFINED
Sec. 6. As used in this chapter, "beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder. AS ADDED BY P.L.149-1986, SEC.28.

IC 23-1-44-7 "SHAREHOLDER" DEFINED
Sec. 7. As used in this chapter, "shareholder" means the record shareholder or the beneficial shareholder.
AS ADDED BY P.L.149-1986, SEC.28.

IC 23-1-44-8 RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES
Sec. 8. (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party if:
               (A) shareholder approval is required for the merger by IC 23-1-40-3 or the articles of incorporation; and
               (B) the shareholder is entitled to vote on the merger.

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          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.
          (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one
(1) year after the date of sale.
          (4) The approval of a control share acquisition under IC 23-1-42.
          (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
     (b) This section does not apply to the holders of shares of any class or series if, on the date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders at which the merger, plan of share exchange, or sale or exchange of property is to be acted on, the shares of that class or series were:
          (1) registered on a United States securities exchange registered under the Exchange Act (as defined in IC 23-1-43-9); or
          (2) traded on the National Association of Securities Dealers, Inc. Automated Quotations System Over-the-Counter Markets _ National Market Issues or a similar market.
     (c) A shareholder:
          (1) who is entitled to dissent and obtain payment for the shareholder's shares under this chapter; or
          (2) who would be so entitled to dissent and obtain payment but for the provisions of subsection
     (b); may not challenge the corporate action creating (or that, but for the provisions of subsection (b), would have created) the shareholder's entitlement. AS ADDED BY P.L.149-1986, SEC.28. AMENDED BY P.L.107-1987, SEC.19.

IC 23-1-44-9 DISSENTERS' RIGHTS OF BENEFICIAL SHAREHOLDER
Sec. 9. (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.
     (b) A beneficial shareholder may assert dissenters' rights as to shares held on the shareholder's behalf only if:
          (1) the beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and
          (2) the beneficial shareholder does so with respect to all the beneficial shareholder's shares or those shares over which the beneficial shareholder has power to direct the vote.
AS ADDED BY P.L.149-1986, SEC.28.

IC 23-1-44-10 PROPOSED ACTION CREATING DISSENTERS' RIGHTS; NOTICE
Sec. 10. (a) If proposed corporate action creating dissenters' rights under section 8 of this chapter is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter.
     (b) If corporate action creating dissenters' rights under section 8 of this chapter is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 12 of this chapter.
AS ADDED BY P.L.149-1986, SEC.28. AMENDED BY P.L.107-1987, SEC.20.

IC 23-1-44-11 PROPOSED ACTION CREATING DISSENTERS' RIGHTS; ASSERTION OF DISSENTERS' RIGHTS

Sec. 11. (a) If proposed corporate action creating dissenters' rights under section 8 of this chapter is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:
          (1) must deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated; and
          (2) must not vote the shareholder's shares in favor of the proposed action.
     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for the shareholder's shares under this chapter.
AS ADDED BY P.L.149-1986, SEC.28.

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IC 23-1-44-12 DISSENTERS' NOTICE; CONTENTS
Sec. 12. (a) If proposed corporate action creating dissenters' rights under section 8 of this chapter is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 11 of this chapter.
     (b) The dissenters' notice must be sent no later than ten (10) days after approval by the shareholders, or if corporate action is taken without approval by the shareholders, then ten (10) days after the corporate action was taken. The dissenters' notice must:
          (1) state where the payment demand must be sent and where and when certificates for certificated shares must be deposited;
          (2) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
          (3) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;
          (4) set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the subsection (a) notice is delivered; and
          (5) be accompanied by a copy of this chapter.
AS ADDED BY P.L.149-1986, SEC.28.

IC 23-1-44-13 DEMAND FOR PAYMENT AND DEPOSIT OF SHARES BY SHAREHOLDER
Sec. 13. (a) A shareholder sent a dissenters' notice described in IC 23-1-42-11 or in section 12 of this chapter must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice under section 12(b)(3) of this chapter, and deposit the shareholder's certificates in accordance with the terms of the notice.
     (b) The shareholder who demands payment and deposits the shareholder's shares under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.
     (c) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter and is considered, for purposes of this article, to have voted the shareholder's shares in favor of the proposed corporate action.
AS ADDED BY P.L.149-1986, SEC.28.

IC 23-1-44-14 UNCERTIFICATED SHARES; RESTRICTION ON TRANSFER; DISSENTERS' RIGHTS Sec. 14. (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 16 of this chapter.
     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action. AS ADDED BY P.L.149-1986, SEC.28.

IC 23-1-44-15 PAYMENT TO DISSENTER
Sec. 15. (a) Except as provided in section 17 of this chapter, as soon as the proposed corporate action is taken, or, if the transaction did not need shareholder approval and has been completed, upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 13 of this chapter the amount the corporation estimates to be the fair value of the dissenter's shares.
     (b) The payment must be accompanied by:
          (1) the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;
          (2) a statement of the corporation's estimate of the fair value of the shares; and (3) a statement of the dissenter's right to demand payment under section 18 of this chapter.
AS ADDED BY P.L.149-1986, SEC.28. AMENDED BY P.L.107-1987, SEC.21.

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IC 23-1-44-16 FAILURE TO TAKE ACTION; RETURN OF CERTIFICATES; NEW ACTION BY
CORPORATION

Sec. 16. (a) If the corporation does not take the proposed action within sixty
(60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 12 of this chapter and repeat the payment demand procedure.
AS ADDED BY P.L.149-1986, SEC.28.

IC 23-1-44-17 WITHHOLDING PAYMENT BY CORPORATION; CORPORATION'S ESTIMATE OF FAIR VALUE; AFTER-ACQUIRED SHARES
Sec. 17. (a) A corporation may elect to withhold payment required by section 15 of this chapter from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.
     (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares and a statement of the dissenter's right to demand payment under section 18 of this chapter.
AS ADDED BY P.L.149-1986, SEC.28.

IC 23-1-44-18 DISSENTERS' ESTIMATE OF FAIR VALUE; DEMAND FOR PAYMENT; WAIVER Sec. 18. (a) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and demand payment of the dissenter's estimate (less any payment under section 15 of this chapter), or reject the corporation's offer under section 17 of this chapter and demand payment of the fair value of the dissenter's shares, if:
              (1) the dissenter believes that the amount paid under section 15 of this chapter or offered under section 17 of this chapter is less than the fair value of the dissenter's shares;
              (2) the corporation fails to make payment under section 15 of this chapter within sixty (60) days after the date set for demanding payment; or
              (3) the corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.
         (b) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within thirty (30) days after the corporation made or offered payment for the dissenter's shares.
AS ADDED BY P.L.149-1986, SEC.28.

IC 23-1-44-19 COURT PROCEEDING TO DETERMINE FAIR VALUE; JUDICIAL APPRAISAL
Sec. 19. (a) If a demand for payment under IC 23-1-42-11 or under section 18 of this chapter remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
     (b) The corporation shall commence the proceeding in the circuit or superior court of the county where a corporation's principal office (or, if none in Indiana, its registered office) is located. If the corporation is a foreign corporation without a registered office in Indiana, it shall commence the proceeding in the county in Indiana where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
     (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

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     (e) Each dissenter made a party to the proceeding is entitled to judgment:
          (1) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation; or
          (2) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under section 17 of this chapter.
AS ADDED BY P.L.149-1986, SEC.28.

IC 23-1-44-20 COSTS; FEES; ATTORNEY'S FEES
Sec. 20. (a) The court in an appraisal proceeding commenced under section 19 of this chapter shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against such parties and in such amounts as the court finds equitable.
     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
          (1) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 10 through 18 of this chapter; or
          (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.
AS ADDED BY P.L.149-1986, SEC.28.



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                             ELKHART COMMUNITY BANK

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held On July 24, 2003

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     The undersigned shareholder of ELKHART COMMUNITY BANK hereby appoints Myrl
D. Nofziger and Steven L. Brown, or either of them, to represent the undersigned at the meeting of the shareholders of ELKHART COMMUNITY BANK to be held on July 24, 2003, at 11:15 a.m. (local time), at Elkhart Community Bank, 303 South Third Street, Elkhart, Indiana 46516, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed below.

     When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder and in the discretion of the proxy holder as to any other matter that may come before the meeting of shareholders and at any adjournment or postponement thereof. If no direction is given, this proxy will be voted "FOR" the proposal to approve and adopt the Plan of Share Exchange and in the discretion of the proxy holder as to any other matter that may properly come before the meeting or any adjournments or postponements thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN OF SHARE EXCHANGE.

     1. Proposal to approve and adopt the Plan of Share Exchange, dated as of May 22, 2003, between and among CAPITOL BANCORP LIMITED and the shareholders of ELKHART COMMUNITY BANK to exchange the shares of common stock of ELKHART COMMUNITY BANK not now held by CAPITOL BANCORP LIMITED for shares of common stock of CAPITOL BANCORP LIMITED according to the terms of the Plan of Share Exchange. After the share exchange, ELKHART COMMUNITY BANK will be a wholly owned subsidiary of CAPITOL BANCORP LIMITED.

     [ ] FOR     [ ] AGAINST    [ ] ABSTAIN
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     2. Election of Directors

     Number of shares entitled to vote: _______
     CHOOSE A OR B

     A ___ Vote for the nominees listed.

     B ___ Withold authority to vote for all nominees listed below.

     ___ Nancy B. Banks            ___ R. Steven Bennett
     ___ Kenneth W. Brink          ___ Steven L. Brown
     ___ Robert C. Carr            ___ Andrew W. Frech
     ___ Curtis T. Hill, Jr.       ___ Richard J. Jensen
     ___ Richard L. Max, Sr.       ___ Myrl D. Nofziger
     ___ Brian J. Smith            ___ Jack E. Welter

     3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT SHALL BE VOTED FOR PROPOSAL 1 AND 2.

Dated:  ______________, 2003


Number of Shares of Common Stock:

                                             -----------------------------------
                                             Signature (and title if applicable)

                                             -----------------------------------
                                             Signature (if held jointly)

                                             Please sign your name exactly as
                                             it appears on your stock
                                             certificate. When shares are held
                                             by joint tenants, both should
                                             sign. When signing as attorney,
                                             executor, administrator, trustee
                                             or guardian, please give full
                                             title as such. If a corporation,
                                             please sign in full corporate name
                                             by the President or other
                                             authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.